UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Briggs & Stratton Corporation

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PRELIMINARY PROXY MATERIALS

BRIGGS & STRATTON CORPORATION

12301 WEST WIRTH STREET

WAUWATOSA, WISCONSIN 53222

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation, will be held at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, MA 02110 on Wednesday, October 17, 2012, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

(1)	To elect three directors to serve for three-year terms expiring in 2015;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent auditors;

(3)	To hold an advisory vote to approve executive compensation;

(4)	To ratify the Rights Agreement as amended by the Board of Directors on August 8, 2012; and

(5)	To take action on any other matters brought before the meeting appropriate for consideration by the shareholders of a Wisconsin corporation at an annual meeting.

By order of the Board of Directors.

Wauwatosa, Wisconsin

September 7, 2012

ROBERT F. HEATH, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 17, 2012. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com or www.basco.com/proxy.

This year we have again elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Your vote is important to ensure that a majority of the stock is represented. You may vote using the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided.

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PRELIMINARY PROXY MATERIALS

Proxy Statement

* * * * *

GENERAL INFORMATION

This proxy statement relates to the solicitation of proxies by the Board of Directors of Briggs & Stratton Corporation (“Briggs & Stratton” or the “company”) to be used at the Annual Meeting of Shareholders and any adjournments. The meeting will be held on October 17, 2012 at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, MA 02110. Briggs & Stratton’s principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.

On September 7, 2012, we mailed to shareholders of record this proxy statement or a notice containing instructions on how to access our proxy statement and annual report on the Internet and on how to vote online. That notice also contains instructions on how you can receive a paper copy of the proxy statement and annual report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.

Who can vote?

Shareholders of record at the close of business on August 20, 2012 are entitled to notice of and to vote at the meeting. On August 20, 2012, Briggs & Stratton had outstanding                 shares of $.01 par value common stock entitled to one vote per share.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this proxy statement and the annual report, by providing access to such documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability was mailed to our shareholders which provides instructions as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the notice for requesting such materials.

How do I vote?

You may vote in person or by properly appointed proxy. You may cast your vote by returning a signed and dated proxy card, or by voting electronically. You have the option to vote by proxy via the Internet or toll-free touch-tone telephone.

Instructions to vote electronically are listed on your notice, proxy card or on the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a shareholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as telephone and Internet access charges. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on October 16, 2012.

You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, or by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.

How are votes counted?

A majority of the votes entitled to be cast on each matter, represented either in person or by proxy, will constitute a quorum with respect to the matter.

If a quorum exists, the affirmative vote of a majority of the votes represented in person or proxy at the meeting is required for the election of directors, to ratify the selection of independent auditors and the Rights Agreement, and to approve the advisory vote on executive compensation. A vote withheld from the election of directors or an abstention with respect to the other proposals will count toward the quorum requirement and will have the effect of a vote against the matter being voted on.

Broker non-votes will be disregarded for purposes of determining the number of votes cast and will have no effect on the outcome of the vote. Brokers and other nominees do not have discretionary authority to vote shares in the election of directors or concerning executive compensation matters or the Rights Agreement without instructions from the beneficial owner of the shares. Brokers do have discretionary authority to vote shares on the ratification of the appointment of the independent auditors without instructions from the beneficial owner.

Who pays for this proxy solicitation?

Briggs & Stratton pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Briggs & Stratton employees, without additional compensation, by telephone, facsimile, or other means of communication, or in person. In addition, Briggs & Stratton has retained Alliance Advisors, LLC to assist in its proxy solicitation efforts, at a fee anticipated not to exceed $7,000 plus reasonable out-of-pocket expenses.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

I. SHAREHOLDER VOTES

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors of Briggs & Stratton is divided into three classes. The term of office of each class ends in successive years. Three directors are to be elected to serve for a term of three years expiring in 2015. Six directors will continue to serve for terms that expire in 2013 or 2014. All directors are elected subject to the Bylaw restriction that they may not serve beyond the annual meeting following attainment of age 72.

The Nominating & Governance Committee seeks director nominees who are diverse with respect to their backgrounds, knowledge, experience, expertise, perspectives, age, gender and ethnicity. When selecting director candidates and nominees, the Committee determines the mix of experience, qualifications, attributes and skills desired for the entire Board, reviews how current directors satisfy such criteria, determines the experience, qualifications, attributes and skills which will best complement current directors, and uses those criteria to identify director candidates and select nominees.

The Nominating & Governance Committee has identified 11 desired criteria with respect to the experience, qualifications, attributes and skills of directors and director nominees. These criteria, which the Committee may modify from time to time to accommodate the evolving nature of the company’s business and external environment, are CEO experience, financial expertise, international experience, operations experience, executive compensation expertise, regulatory expertise, retail experience, marketing experience, diversity with respect to age, gender and ethnicity, strategy development experience, and experience or expertise with respect to organizational or human resource matters. Additional information about the Committee’s director selection criteria and procedures is contained in the Corporate Governance section of this proxy statement.

During fiscal year 2012, the Nominating & Governance Committee retained a third-party search firm to assist in the identification and evaluation of new Board members, including those who might succeed Messrs. Batten and O’Toole upon their retirement in accordance with the Bylaw restriction discussed above. That search is ongoing. In addition, the Committee recommended the nomination of James E. Humphrey, Robert J. O’Toole and Charles I. Story for re-election in the Class of 2015.

The proxies received in response to this solicitation will be voted for the election of the nominees named below. Each nominee’s and continuing director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board are stated below. If any nominee is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

GENERAL INFORMATION ABOUT THE NOMINEES

Name, Age, Principal Occupation and Directorships for Past Five Years	Year First Became a Director
Nominees for Election at the Annual Meeting (Class of 2015):

JAMES E. HUMPHREY, 66 (2) (5)

Chairman and retired Chief Executive Officer of Andersen Corporation, a window and door manufacturer. Chairman, President and Chief Executive Officer 2008-2009. President and Chief Executive Officer 2003-2008.

Mr. Humphrey is the chairman and past CEO of a large privately-owned business with manufacturing, distribution and sales locations throughout the United States and Canada. Before joining Andersen in 1999, he held various sales and marketing positions in Armstrong World Industries, Inc. and served as President of its Floor Products America Division from 1996 to 1999. He received a B.S. degree from Millikin University. Mr. Humphrey has expertise and experience in sales and marketing, retail businesses, distribution, executive compensation, and organizational and human resource matters.

2010

ROBERT J. O’TOOLE, 71 (1) (3) (4)

Retired. Chairman of the Board and Chief Executive Officer of A.O. Smith Corporation, a diversified manufacturer whose major products include electric motors and water heaters, from 1992-2005. Director of FM Global. Previously a director of A.O. Smith Corporation 1989-2012 and Marshall & Ilsley Corporation 2002-2011.

Mr. O’Toole is a retired CEO and has experience and expertise in finance, international business, operations, executive compensation, strategy development, and organizational and human resource matters. He was CEO of a public company for 13 years before his retirement. He has experience serving as a director of four public companies in addition to Briggs & Stratton, serving on the audit committees of two other companies, and serving on board committees focused on investment policy, executive compensation, finance and corporate governance. He received a B.B.A. degree in Accounting from Loyola University, and has been designated as an audit committee financial expert by our Board of Directors. Mr. O’Toole’s education, expertise and experience are valuable as Chairman of the Audit Committee and as a member of the Executive and Finance Committees.

1997

Footnotes (1), (2), (3), (4) and (5) are on page 11.

Name, Age, Principal Occupation and Directorships for Past Five Years	Year First Became a Director

CHARLES I. STORY, 58 (3) (4)

President of ECS Group, Inc., an executive development company. President and Chief Executive Officer, INROADS, Inc. 1993-2005. Advisory Director of Regions Bank. Previously a director of ChoicePoint, Inc. 1997-2008 and INROADS, Inc. 1993-2005.

Mr. Story is a former CEO and has experience and expertise in operations, marketing, strategy development, and organizational and human resource matters. He is president of an executive development firm that advises numerous companies, including those in diversified manufacturing, consumer products, banking, insurance, construction, hospitality and healthcare, and previously served as CEO of a human resource consulting firm for 12 years. Mr. Story has been the lead director of a public company, a director of two companies in addition to Briggs & Stratton, and a member of the audit and executive committees of another public company. He has been designated as an audit committee financial expert by our Board of Directors. Mr. Story, an African American, is the former CEO of INROADS. He is Chairman of the Finance Committee and a member of the Executive Committee. He received a B.A. degree in Psychology and Management from Fisk University and a Masters in Public Administration from the University of Tennessee and Tennessee State University (Joint Program).

1994

Footnotes (1), (2), (3), (4) and (5) are on page 11.

The Board recommends a vote FOR each nominee.

ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the public accounting firm of PricewaterhouseCoopers LLP as the company’s independent auditors for the current fiscal year ending June 30, 2013. The Committee has directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors is not required by the Bylaws or otherwise. However, the Committee and Board are submitting the selection of PricewaterhouseCoopers LLP for ratification because they value the shareholders’ views on the company’s independent auditors. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the company and its shareholders.

A representative of PricewaterhouseCoopers LLP will be present at the October 2012 annual meeting. The representative will have the opportunity to make a statement and respond to appropriate questions.

The Audit Committee and Board recommend a vote FOR this proposal.

ITEM 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are asking shareholders to approve, on an advisory, non-binding basis, the 2012 compensation awarded to the company’s named executive officers as described in the Executive Compensation section of this proxy statement. The company currently holds advisory votes to approve executive compensation annually.

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 18, as well as the Summary Compensation Table and related compensation tables and narratives, which discuss in detail how our compensation policies and procedures operate and are designed to meet our compensation objectives and support achievement of our business goals.

We ask our shareholders to approve the following resolution at the annual meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

While this vote is advisory and non-binding on the company, the Compensation Committee and Board of Directors will review the voting results and consider shareholder concerns in their continuing evaluation of the company’s compensation program.

The Compensation Committee and Board recommend a vote FOR this proposal.

ITEM 4: RATIFICATION OF RIGHTS AGREEMENT

Background

The company is a party to a Rights Agreement with Wells Fargo Bank, N.A., as rights agent, dated as of August 7, 1996 (as amended through August 8, 2012, the “Rights Agreement”). The company adopted the Rights Agreement in an attempt to defend against abusive or otherwise undesirable takeover tactics, such as:

•	acquiring stock for the purpose of forcing a sale of the company at a price that is more than the average cost of the investor’s position, but less than a fair price to shareholders;

•	taking control through open-market purchases without giving the shareholders a control premium for their shares or the protections of the federal tender offer rules;

•	attempting to acquire the company at a time when the company’s common stock is undervalued and at a price that is less than the stock’s intrinsic value; and

•	attempting, through a partial tender offer, to acquire a majority interest in the company and then forcing the remaining public shareholders to accept cash and/or securities of lesser value.

The Rights Agreement discourages such attempts by making an acquisition of the company that is not approved by the company’s Board of Directors (the “Board”) prohibitively expensive for the acquiror by significantly diluting the acquiror’s stock interest in the company and increasing the number of shares of common stock that would have to be acquired.

Under the Rights Agreement, each share of common stock of the company is accompanied by one corresponding right (“Right”) entitling the holder to purchase from the company one-half of one share of company common stock at a “purchase price” of $80 per full share, subject to adjustment, or, in the additional circumstances described below, to purchase shares of common stock equal in value to twice the then current purchase price. The Rights also would entitle their holders to acquire common stock of an acquiror in the circumstances described below. Nevertheless, before a person acquires 20 percent or more of the outstanding common stock of the company, the Rights may be redeemed by the Board, or in certain circumstances pursuant to action by the shareholders, or the terms of the Rights may be modified by the Board to, among other things, exempt a particular acquiror from the dilutive effects of the Rights. These provisions generally have the effect of encouraging potential acquirors to negotiate with the Board before acquiring 20 percent or more of the common stock so that the Board may redeem or modify the Rights as part of an acquisition. Until the distribution date, which is described below, the Rights are evidenced by the company’s common stock certificates.

Amendment of Rights Agreement

On August 8, 2012, the Board amended the Rights Agreement to extend the term of the Rights Agreement for a period of three years from the Annual Meeting. In amending the Rights Agreement, the company consulted proxy advisors, published guidelines and market literature to ensure that the Rights Agreement included progressive, shareholder-friendly provisions. The Board’s decision to amend the Rights Agreement was not made in response to, or in anticipation of, any acquisition proposal and is not intended to prevent a non-coercive takeover bid from being made for the company or to keep management or the directors in office.

Summary of Rights Agreement

A summary of the material terms of the Rights Agreement is contained in Exhibit A attached to this proxy statement. Exhibit B contains a summary of rights to purchase common shares under the Rights Agreement.

The Rights Agreement contains several provisions that we believe should make the Agreement more beneficial to shareholders compared to the terms of a typical rights agreement, including that:

•

The Rights Agreement’s provisions that would dilute a potential acquiror’s stock interest in the company apply when a potential acquiror becomes the beneficial owner of 20% or more of the outstanding common stock of the company rather than 15% or some other lower percentage.

•	The Board extended the term of the Rights Agreement for a period of just three years.

•	The Rights Agreement does not contain a “dead hand” or similar provision that would prohibit a future board of directors of the company from redeeming the Rights.

•

The Rights Agreement provides that, if the company receives a “qualified offer” (as provided in the Rights Agreement), then the Rights may be redeemed by shareholder action taken at a special meeting of shareholders called upon the written request of the holders of at least 10% of the common stock then outstanding for the purpose of voting on the redemption of the Rights.

The Board of Directors believes that the Rights Agreement is in the best interests of the company’s shareholders because it:

•

Provides a way for the Board to defend shareholders against abusive tactics used to gain control of the company without paying all shareholders a fair premium and to ensure that all company shareholders are treated fairly and equally in an acquisition of the company.

•

Encourages anyone seeking to acquire control of the company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This enables the Board to negotiate a fair premium for shareholders that is consistent with the intrinsic value of the company and to block any transaction by an acquiror who is unwilling to pay a fair price (subject to the shareholders’ right to cause the redemption of the Rights under certain circumstances described above).

•

Slows the process by which a potential acquiror may gain control of the company, thereby affording the Board additional time to evaluate a proposed transaction and, if necessary, seek alternative transactions or implement other courses of action to maximize shareholder value.

•

Provides the Board with the ability to run an effective auction of the company or other sale process, where the Board has decided to sell the company, and to protect a negotiated transaction from interlopers once the auction or other sale process is completed.

•

Reduces the likelihood that a potential acquiror who is unwilling to pay a sufficient premium will attempt to acquire the company by means of an open market accumulation, a partial bid for the company, a front-end loaded tender offer or other coercive or unfair takeover tactics, since it limits the size of the position the acquiror may take without the concurrence of the Board.

•

Does not prevent the making of unsolicited offers or the acquisition of the company at a full and fair price since the existence of the Rights Agreement does not eliminate the Board’s responsibility to consider acquisition proposals in a manner consistent with the directors’ fiduciary duties to shareholders.

Shareholder Ratification

Shareholders are being asked to vote to ratify the Rights Agreement in an effort to determine the viewpoint of shareholders on the advisability of the Rights Agreement. If the Rights Agreement is not ratified by shareholders as proposed, the Board intends to reevaluate the Rights Agreement and determine whether it believes the Rights Agreement in its current form continues to be in the shareholders’ best interests. The Board may, as a result of such reevaluation and determination, terminate the Rights Agreement, modify the terms of the Rights Agreement or allow the Rights Agreement to remain in place without change, among other actions.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the Rights Agreement.

II. CORPORATE GOVERNANCE

GENERAL INFORMATION ABOUT INCUMBENT DIRECTORS

Name, Age, Principal Occupation and Directorships for Past Five Years	Year First Became a Director
Incumbent Directors (Class of 2014):

KEITH R. McLOUGHLIN, 56 (5)

President and Chief Executive Officer of AB Electrolux, a manufacturer of major home appliances. Chief Operations Officer Major Appliances 2009-2010. President, Electrolux Home Products North America and Latin America 2004-2009.

Mr. McLoughlin is a sitting CEO and has experience and expertise in international business, operations, selling to large retail stores, marketing, strategy development, and organizational and human resource matters. He is chief executive officer of a large international business that manufactures home appliances. His prior work experience includes general management responsibilities in an international consumer goods company. Mr. McLoughlin’s experience as head of an original equipment manufacturing business and managing consumer goods in international markets enables him to provide useful insights to other directors and management on issues concerning sales, marketing and operations. He received a B.S. in Engineering from the United States Military Academy and attended a training program for directors of public companies titled “Corporate Governance Essentials for Directors” sponsored by the Wharton School of the University of Pennsylvania.

2007

BRIAN C. WALKER, 50 (1) (2) (3)

President and Chief Executive Officer of Herman Miller, Inc., a global provider of office furniture and services. Director of Herman Miller, Inc.

Mr. Walker is a sitting CEO and has experience and expertise in finance, international business, executive compensation, strategy development, and organizational and human resource matters. He has been CEO of a public company for 8 years, which is an international original equipment manufacturer that, like Briggs & Stratton, employs EVA principles in its incentive compensation plans. Mr. Walker also serves as a director of that company, previously served as its chief operating officer and chief financial officer, and is a member of the Detroit Board of Directors of the Federal Reserve Bank of Chicago. He has been designated as an audit committee financial expert by our Board of Directors, has been a certified public accountant, and received a B.S. in Accounting from Michigan State University. Mr. Walker’s experience enables him to make valuable contributions to Board discussions concerning the company’s strategy and operations, and his education, expertise and experience in accounting and compensation matters enhance his participation as Chairman of the Compensation Committee and a member of the Audit and Executive Committees.

2002

Footnotes (1), (2), (3), (4) and (5) are on page 11.

Name, Age, Principal Occupation and Directorships for Past Five Years	Year First Became a Director
Incumbent Directors (Class of 2013):

WILLIAM F. ACHTMEYER, 57 (2) (5)

Chairman, Managing Partner and Chief Executive Officer of The Parthenon Group LLC, a leading strategic advisory and principal investment firm. Chairman, Managing Partner, President and Chief Executive Officer 2000-2010.

Mr. Achtmeyer is a sitting CEO and has experience and expertise in the fields of international business, executive compensation, marketing, strategy development, and organizational and human resource matters. He is managing partner of a consulting firm that advises numerous companies, including those in consumer, retail and industrial businesses, concerning marketing and distribution strategies, cost improvement programs, mergers and acquisitions, and other subjects. Such experience and expertise enable Mr. Achtmeyer to make valuable contributions to Board deliberations, especially those concerning the company’s strategic plan and annual operating plans. Mr. Achtmeyer received an M.B.A. degree from The Tuck School of Business at Dartmouth and was Chairman of the Board of Overseers at the school from 2001 to 2012.

2003

PATRICIA L. KAMPLING, 53 (1) (4)

Chairman, President and Chief Executive Officer of Alliant Energy Corporation, a regulated investor-owned public utility holding company. Previously President and Chief Operating Officer 2011-2012. Executive Vice President and Chief Financial Officer 2010-2011. Vice President, Chief Financial Officer and Treasurer 2009. Vice President and Treasurer 2007-2008. Vice President, Finance 2005-2007.

Ms. Kampling is a sitting CEO and has expertise in finance, international business, executive compensation, operations, regulatory matters and strategy development. She also serves on the Board for RMT, a specialized clean energy construction and engineering firm, and the American Transmission Company, the first multi-state, transmission only utility in the United States. Ms. Kampling has been designated as an audit committee financial expert by our Board of Directors. She is a Registered Professional Engineer, has a B.A. in Economics and a B.S. in Engineering, and received her M.B.A. in Finance from the University of Chicago. Ms. Kampling’s experience in finance is valuable as a member of the Audit and Finance Committees.

2011

Footnotes (1), (2), (3), (4) and (5) are on page 11.

Name, Age, Principal Occupation and Directorships for Past Five Years	Year First Became a Director

TODD J. TESKE, 47 (3)

Chairman, President and Chief Executive Officer of Briggs & Stratton. President and Chief Executive Officer 2009-2010. President and Chief Operating Officer 2008-2009. Executive Vice President and Chief Operating Officer 2005-2008. Director of Badger Meter, Inc., GMC-Greater Milwaukee Committee, Junior Achievement of Wisconsin, Inc., Lennox International Inc., MRA-The Management Association, OPEI (Outdoor Power Equipment Institute) and WMC-Wisconsin Manufacturers & Commerce.

Mr. Teske is a sitting CEO and has experience and expertise in finance, international business, operations, strategy development, and organizational and human resource matters. He is chairman, president and CEO of the company. Before becoming CEO in January 2010, he served as the company’s president and chief operating officer, president of its power products business, head of corporate development and controller. He is a director of two other public companies. His memberships on the Board and the Executive Committee help ensure the Board is linked to the company’s management and operations. Mr. Teske is a certified public accountant who worked at a public accounting firm before joining the company. He received a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University.

2009

Committee Memberships: (1) Audit, (2) Compensation, (3) Executive, (4) Finance, (5) Nominating & Governance.

OTHER CORPORATE GOVERNANCE MATTERS

The Board of Directors is responsible for overseeing the affairs of the company for the benefit of shareholders. The Board has approved charters for the Audit, Compensation, Finance and Nominating & Governance Committees that are reviewed annually by each committee, corporate governance guidelines, a code of business conduct and ethics applicable to all directors, officers and employees, standards for determining the independence of directors, and stock ownership guidelines. These documents are available in the Investor Relations section of the company’s website (www.basco.com). Printed copies are available upon request to the Secretary.

Director Selection Criteria. The Nominating & Governance Committee recommends nominees for director whose background, knowledge, experience, expertise and perspective will complement the qualifications of other directors and strengthen the Board. Nominees must meet the following minimum criteria:

•	A strong commitment to integrity

•	Common sense and good judgment

•	Relevant professional or business knowledge

•	A record of accomplishment in prior positions

•	The time and interest to attend and participate in Board meetings

Director Independence. A majority of directors must meet the criteria for independence established by the Board in accordance with the rules of the New York Stock Exchange. A director will not qualify as independent unless the Board determines that the director has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. On the recommendation of the Nominating & Governance Committee, the Board has adopted the following categorical standards to form the basis for the Board’s independence determinations.

•

The Board makes determinations of director independence based on all relevant facts and circumstances concerning a director’s relationships with the company, including commercial, banking, consulting, charitable and family relationships. The Board shall not consider a director to be independent if the director has a relationship with the company that prevents independence under the NYSE rules.

•

The following commercial and charitable relationships will be considered to be immaterial relationships that do not impair a director’s independence: (1) the director or an immediate family member is an officer, employee, partner or significant owner of a company or organization that makes payments to, or receives payments from, Briggs & Stratton for property or services in an amount which, in any single fiscal year, is less than the greater of $500,000 or 1% of such other company’s consolidated gross revenues, and (2) the director is an officer, director or trustee of a charitable organization which receives contributions from Briggs & Stratton and the Briggs & Stratton Corporation Foundation, Inc. that aggregate less than the greater of $500,000 or 1% of such organization’s consolidated gross revenues in any single fiscal year out of the preceding three fiscal years.

In August 2012, the Nominating & Governance Committee and the Board evaluated the relationships between each director and the company and determined that Messrs. Achtmeyer, Batten, Humphrey, McLoughlin, O’Toole, Story and Walker and Ms. Kampling are independent. The Committee and the Board have also determined that Messrs. O’Toole and Walker and Ms. Kampling meet the requirements established by the U.S. Securities and Exchange Commission for independence of audit committee members.

Director Selection Procedures. The Nominating & Governance Committee selects director nominees in accordance with the following procedures:

•	Review the experience, qualifications, attributes and skills of existing Board members

•	Determine the experience, qualifications, attributes and skills desired in new director(s)

•	Solicit suggestions from the Chief Executive Officer and directors on potential candidates

•	Consider candidates recommended by security holders

•	Retain search consultant as needed to identify candidates

•	Evaluate experience, qualifications, attributes and skills of all candidates recommended for consideration

•	Contact preferred candidate(s) to assess their interest

•	Interview preferred candidate(s) to assess their experience, qualifications, attributes and skills

•	Recommend candidate(s) for consideration by the Board

The Committee will consider recommendations from shareholders concerning the nomination of directors. Recommendations should be submitted in writing to the Secretary of the company and state the shareholder’s name and address, the name and address of the candidate, and the experience, qualifications, attributes and skills of the candidate. Recommendations must be received no later than May 10, 2013. The direct nomination of a director by shareholders must be made in accordance with the advance written notice requirements of the company’s Bylaws. A copy of the Bylaws may be obtained from the company’s Secretary. For consideration at the 2013 annual meeting, direct nominations must be received by the Secretary no earlier than June 29, 2013 and no later than July 24, 2013.

Leadership Structure. The Board believes it is important to maintain flexibility to choose the leadership structure that is best able to meet the needs of the company and its stockholders based on circumstances that exist at the time and the qualifications of available individuals.

The Chairman of the Board is Mr. Teske, who also serves as President and CEO of the company. The Board currently believes that the company and its stockholders are best served by having Mr. Teske fill both the Chairman and CEO positions. He is most familiar with the business and its challenges, and is best situated to set agendas and lead discussions in Board meetings on matters affecting the company’s business. Also, Mr. Teske has extensive knowledge of the company’s strategy, operations and financial condition, which positions him to best identify matters for Board review and discussion. In addition, the combined role of Chairman and CEO centralizes leadership in one individual. This circumstance prevents ambiguity about accountability and the possibility that two leaders might communicate different messages.

The lead independent director is Mr. Batten. He was selected by the Board based on his years of experience as the Chairman and CEO of another public company, as a director of Briggs & Stratton and other public companies, and as a past member of several of the Board’s committees. Upon his retirement at the 2012 annual meeting, Mr. Batten will be succeeded as lead director by Mr. O’Toole, whose qualifications for the position are similar to those of Mr. Batten. The lead independent director (1) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, (2) serves as liaison between the Chairman and the independent directors, (3) approves information sent to the Board, (4) approves meeting agendas for the Board, (5) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, (6) has the authority to call meetings of the independent directors, and (7) if requested by major shareholders, ensures that he is available for consultation and direct communications.

The chairmen of the Audit, Compensation, Finance and Nominating & Governance Committees are, respectively, Messrs. O’Toole, Walker, Story and Batten. Mr. Achtmeyer has been selected to succeed Mr. Batten as chairman of the Nominating & Governance Committee when Mr. Batten retires at the 2012 annual meeting. Each chairman was selected because he is independent, has served as a member of the Board for a substantial number of years, and has expertise in areas related to the subject matter of the committee he chairs. Committee chairmen, as well as committee members, are nominated by the Nominating & Governance Committee and appointed by the Board. The Executive Committee has no chairman. Its ex officio members are the CEO and the chairmen of the Audit, Compensation, Finance and Nominating & Governance Committees.

Board Oversight of Risk. The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the company with respect to its strategy, operations, financial reporting and legal compliance. Every six months, and more frequently if required, the Board reviews with management the company’s strategy, and the Finance Committee reviews a list of key risks affecting strategy, operations, reporting and compliance, the status of those risks, and how those risks are being managed.

Periodically throughout the year, the committees to which the Board has delegated responsibility devote part of their regular meetings to the review and discussion of specific risk topics in greater detail, and each committee reports on its activities to the full Board at each regular meeting of the Board. More specifically:

The Audit Committee oversees the company’s risk policies and processes relating to financial statements, financial reporting and legal compliance. As part of its risk oversight role, the committee receives periodic reports from the company’s Director of Internal Audit and the General Counsel, receives an annual report on the status of the company’s Integrity Program from the chairman of its Steering Committee, and receives periodic reports on any reported complaint reported under the Integrity Program concerning an accounting, internal accounting control or auditing matter.

The Compensation Committee oversees risks associated with the company’s management succession plan and compensation structure. It reviews the management succession plan annually, and periodically engages an independent compensation consultant to review and make recommendations concerning the structure of executive compensation. Earlier this year, the Committee also reviewed a report on compensation-related risk prepared by the company’s internal audit staff.

The Finance Committee reviews the company’s insurance and risk management programs, including programs on financial risk such as the use of hedging and derivatives. The Committee also reviews the company’s policies regarding credit, liquidity and capital structure.

The Nominating & Governance Committee oversees risks related to the company’s governance structure and related person transactions involving directors. The Committee also receives an annual report on the Integrity Program from the chairman of the Company’s Integrity Program Committee.

Board Meetings. The Board has regularly-scheduled quarterly meetings, each of which ends with the independent directors of the Board meeting in executive session, and special meetings. The Chairman of the Board presides at the regularly-scheduled Board meetings and special meetings, and the lead independent director presides at the executive sessions. In fiscal year 2012, the Board held 4 regular meetings, 4 executive sessions of independent directors and no special meetings.

Meeting Attendance. Directors are expected to attend the annual meeting of shareholders and all regularly-scheduled Board meetings. All directors attended the October 2011 annual meeting of shareholders. All directors attended at least 75% of all meetings of the Board and the committee(s) on which he or she served during fiscal year 2012.

Board Committees. The Board has established five committees to assist it in fulfilling its responsibilities. Members of the Executive Committee are the CEO and the chairs of each of the four standing Board committees. Members of the other Board committees are nominated by the Nominating & Governance Committee and appointed by the Board.

Audit Committee. The Audit Committee is composed of Messrs. O’Toole (chair) and Walker and Ms. Kampling. Each member of the Committee has been determined by the Board to be independent under the rules of the SEC and NYSE and to be an audit committee financial expert under SEC rules. The Committee held 8 meetings during fiscal year 2012.

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s primary duties and responsibilities are to (1) monitor the integrity of the company’s financial statements and review with the independent accountants the audited financial statements and their report, (2) retain independent public accountants to audit the company’s books and accounts, (3) oversee the independence and performance of the company’s internal and external auditors, (4) review and approve non-audit services performed by the independent public accountants, (5) review the accountants’ recommendations on accounting policies and internal controls, (6) review internal accounting and auditing procedures, and (7) monitor the company’s compliance with legal and regulatory requirements, including compliance by and the grant of any waivers to directors, officers and employees with respect to the company’s code of business conduct and ethics. The Committee may delegate pre-approval authority concerning audit and non-audit services to the chair of the Committee, which if exercised shall be reported to the Committee at its next scheduled meeting.

Compensation Committee. The Compensation Committee is composed of Messrs. Walker (chair), Achtmeyer and Humphrey. Each member of the Committee has been determined by the Board to be independent under the rules of the NYSE. The Committee held 5 meetings during fiscal year 2012.

The Compensation Committee (1) reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and sets the CEO’s compensation, (2) reviews and sets the salaries of all other executive officers, (3) reviews and recommends to the Board the adoption or amendment of compensation and benefit plans and programs maintained for the executive officers and other key employees, (4) administers the company’s incentive compensation plans for senior executives, (5) periodically reviews the structure of executive compensation and makes recommendations to the Board as required to maintain the alignment of compensation with the company’s strategy and mitigate any compensation-based risk, (6) reviews the company’s management succession plan, (7) reviews and recommends to the Board the compensation of directors, and (8) prepares an annual report on executive compensation for inclusion in the proxy statement.

The Committee periodically reviews director compensation with its compensation consultant. The Committee makes recommendations to the Board based on data provided by its compensation consultant and recommendations from the consultant and the CEO. The Committee last reviewed director compensation in October 2009 and, based on the Committee’s recommendation, the Board of Directors decided not to modify the compensation provided to nonemployee directors at that time. An explanation of the compensation provided to nonemployee directors is located below.

Finance Committee. The Finance Committee was established by the Board in January 2011. It is composed of Messrs. Story (chair) and O’Toole and Ms. Kampling. Each member of the Committee has been determined by the Board to be independent under the rules of the NYSE. The Committee held 5 meetings during fiscal year 2012.

The Finance Committee (1) reviews the capital structure of the company and its subsidiaries, and approves the establishment of direct subsidiaries, (2) reviews the company’s financial plan and treasury operations, (3) reviews significant tax matters, (4) reviews the company’s annual operating plan and approves capital expense budgets, (5) oversees the company’s policies on dividends and share repurchases, (6) reviews the company’s insurance and risk management programs, (7) reviews the financial terms of investments, acquisitions and divestitures, and (8) monitors the financial condition of the company’s retirement plans.

Nominating & Governance Committee. The Nominating & Governance Committee is composed of Messrs. Batten (chair), Achtmeyer, Humphrey and McLoughlin. Mr. Achtmeyer will succeed Mr. Batten as chair upon Mr. Batten’s retirement at the 2012 annual meeting. Each member has been determined by the Board to be independent under the rules of the NYSE. The Committee held 4 meetings during fiscal year 2012.

The Nominating & Governance Committee (1) proposes to the Board a slate of nominees for election by the shareholders at the annual meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements, (2) reviews candidates recommended by shareholders for election to the Board, (3) develops plans regarding the size and composition of both the Board and Committees, and (4) monitors and makes recommendations to the Board concerning corporate governance matters.

Executive Committee. The Executive Committee is composed of Messrs. Batten, O’Toole, Story, Walker and Teske. The Committee is authorized to exercise the authority of the Board in the management of the business and the affairs of the company between meetings of the Board, except as provided in the Bylaws. The Committee held 4 meetings during fiscal year 2012.

Communication with Directors. The Board has established a process for interested parties to communicate with the Board, its non-management directors as a group or its lead independent director. Such communications should be addressed to the Secretary of the company, who will forward the communication directly to the lead independent director.

Stock Ownership Guidelines. Nonemployee directors are required to hold shares of the company’s common stock with a value equal to five times the annual cash retainer paid to the director. Directors whose holdings are below this amount satisfy the guidelines by deferring their annual stock grants until retirement from the Board of Directors. Compensation for serving as the lead director, a committee chair or a committee member is excluded. All directors comply with the guidelines.

DIRECTOR COMPENSATION

Each nonemployee director receives an annual retainer of $150,000, of which $75,000 is payable in cash and $75,000 is payable in the company’s common stock. In addition, the lead independent director receives $20,000 in cash annually, the chairs of the Audit, Compensation, Finance and Nominating & Governance Committees receive $10,000 in cash annually, and each member of the Audit Committee receives $5,000 in cash annually. Prior to September 1, 2011, payments to committee chairs and Audit Committee members were made in stock rather than cash.

The common stock grant is credited to the director’s account in the Deferred Compensation Plan for Directors. Stock granted prior to September 1, 2011 is distributed following the director’s retirement from the Board. For stock granted on or after September 1, 2011 to a director who has achieved the stock ownership guidelines, the stock will be distributed one year after the grant date unless the director elects to defer distribution to a later date. For stock granted on or after September 1, 2011 to a director who has not yet achieved the stock ownership guidelines, the stock will be distributed following the director’s retirement from the Board.

In addition, under the Plan a nonemployee director may elect to defer receipt of all or a portion of his or her director’s cash and stock compensation until any date but no later than the year in which the director attains the age of 73 years. Participants may elect to have cash deferred amounts (i) credited with interest quarterly at 80% of the prevailing prime rate, or (ii) converted into deferred stock based on the deferral date closing price of the company’s common stock. Any balance of deferred shares in a director’s account is credited with an amount equivalent to any dividend paid on the common stock, which will be converted into additional deferred shares. The portion of a director’s annual retainer that was automatically deferred in common stock is distributed in stock. Voluntary deferrals into a cash account are distributed in cash, and voluntary deferrals into a deferred stock account are distributed in cash or stock at the election of a director.

Nonemployee directors are provided with $150,000 of coverage under Briggs & Stratton’s Business Travel Accident Plan while on corporate business. Nonemployee directors are encouraged to use company products to enhance their understanding and appreciation of the company’s business. Each such director may purchase at retail up to $10,000 annually of company products and products powered by the company’s engines. The company reimburses directors for the purchase price of these products. The amount of the reimbursement is included in the director’s taxable income.

The following table shows the compensation paid by the company in fiscal year 2012 to each nonemployee director.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($) (d)
W.F. Achtmeyer	$75,000	$75,000	$150,000
M.E. Batten	105,000	85,000	190,000
J.E. Humphrey	75,000	75,000	150,000
P.L. Kampling	80,000	75,000	155,000
K.R. McLoughlin	75,000	75,000	150,000
R.J. O’Toole	90,000	90,000	180,000
C.I. Story	85,000	85,000	170,000
B.C. Walker	90,000	90,000	180,000

Each nonemployee director is granted deferred stock. The values in the table reflect the grant date fair value of the awards. Directors held the following shares of deferred stock under the Deferred Compensation Plan for Directors at the end of fiscal year 2012: Messrs. Achtmeyer 20,277 shares, Batten 22,479 shares, Humphrey 5,235 shares, Ms. Kampling 5,235 shares, McLoughlin 20,277 shares, O’Toole 24,332 shares, Story 21,977 shares, and Walker 22,326 shares. In addition, outstanding option awards held by the above directors at the end of fiscal year 2012 were: Messrs. Achtmeyer 14,000 shares, Batten 18,000 shares, McLoughlin 4,000 shares, O’Toole 18,000 shares, Story 18,000 shares, and Walker 18,000 shares.

III. EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists of three directors, each of whom has been determined by the Board to be independent under the rules of the New York Stock Exchange.

Management of the company prepared the following Compensation Discussion and Analysis (“CD&A”) for fiscal year 2012. The Committee reviewed and discussed the CD&A with management and the Board of Directors.

Based on the review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Brian C. Walker, Chairman
William F. Achtmeyer
James E. Humphrey

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Performance and Compensation

Company Performance

•	The company’s net sales and adjusted net income decreased due primarily to difficult market conditions

•	Adjusted operating income increased for the Products Group but decreased for the Engines Group

•	The company’s EVA was $8.3 million below the target for the year, although it increased by $9.3 million over last year

•	The company’s stock price dropped 12% last year but returned 12% annually over three years

•	The company returned $38.9 million to shareholders through a stock repurchase program

CEO Compensation

•	Over 75% of the CEO’s target cash and equity compensation was performance-based

•	The CEO’s target compensation was below the 50th percentile of comparator group companies

•	The CEO’s annual cash award was 55% of target reflecting financial results below expectations

•	Stock options and performance shares awarded in August 2011 will vest in 2014 with values based on the company’s stock price

Compensation Objectives, Elements and Features

Objectives

•	Attract and retain executives who perform at a high level

•	Benchmark target total compensation based on comparator group companies

•	Link cash awards to achievement of the company’s annual operating plan

•	Provide strong financial incentives for executives to increase shareholder value

Elements

•	Annual salaries and cash awards

•	Three types of equity awards (options, restricted/deferred stock and performance shares)

•	Retirement and deferred compensation plans

•	Employment and change of control agreements

Features

•	Set annual salaries and target incentive awards based on comparator group data

•	Include shareholder-friendly provisions in incentive awards, including —

•	Option exercise prices set 10% above the stock price on the award date

•	Options aren’t exercisable for 3 years and expire 5 years after the award date

•	Performance shares have a 3 year performance period based on relative total shareholder return

•	Restricted and deferred stock doesn’t vest for 5 years

•	Annual burn rate for equity awards of 2.0% over the past 3 years

•	Cash and equity awards are subject to clawback rights

•	Change of control agreements for new officers have no tax gross-ups

Company, Division and Stock Performance

Net sales, adjusted net income and cash on hand decreased in fiscal year 2012. Net sales decreased from $2.11 billion to $2.07 billion, adjusted net income decreased from $63.2 million to $57.8 million, and cash on hand decreased from $209.6 million to $156.1 million. These reductions, which occurred primarily due to a difficult market environment in the U.S. and Europe, were partially offset by improvements in our end products business.

Note that the adjusted net income measure used in the preceding paragraph is a financial measure that is not based on Generally Accepted Accounting Principles (“GAAP”), which the company uses to prepare its financial statements. The company believes that the use of adjusted net income when comparing the company’s financial performance for 2012 to 2011 aids investors in understanding the magnitude of the improvement in earnings between years due to recurring operations. If the GAAP financial measure of net income is used to compare 2012 to 2011, the company’s net income increased by $4.6 million from $24.4 million to $29.0 million. The inclusion of non-GAAP financial measures is intended to supplement, not replace, the presentation of financial results in accordance with GAAP. The following table reconciles the GAAP measure of net income to the non-GAAP measure of adjusted net income.

Reconciliation to Non-GAAP Financial Measure

(In Millions)

	2012	2011
Net Income (Loss)	$29.1	$24.3
Tax effected charges to reported net income
Restructuring Charges	28.8	2.2
Goodwill Impairment Charge	—	34.3
Debt Redemption Costs	—	2.4

Adjusted Net Income	$57.9	$63.2

The company’s target Economic Value Added (“EVA”) for fiscal year 2012 was negative $37.4 million, an improvement of $27.2 million over the target for the prior year. The target EVA for the Engines Group was $22.4 million, the target EVA for the Products Group was negative $46.4 million, and the target EVA for the Service Division was $25.6 million. EVA is net operating profit of the company or a division after taxes less a capital charge. In addition, a financial target was established for the Standby Generator business based on its aggregate gross margin.

The company’s actual EVA for fiscal year 2012 was negative $45.7 million. The actual EVA was $4.0 million for the Engines Group, negative $40.0 million for the Products Group, and $25.1 million for the Service Division. These results produced a company performance factor of 0.55, an Engines Group performance factor of 0.21, a Products Group performance factor of 1.64, a Service Division performance factor of 0.85 and a Standby Generator performance factor of 2.00 under the Operating Economic Value Added Incentive Compensation Plan (the “EVA Plan”).

Several factors had a significant impact on the financial results noted above. The profitability of the Products Group increased by $27.1 million compared to last year, largely due to operational improvements in product manufacturing, a renewed focus on the dealer business, and significant storms in the fall of 2011. The company implemented a number of restructuring initiatives that substantially improved its cost position, including closing facilities in Tennessee and the Czech Republic and reducing the size of the company’s salaried workforce by approximately 10%. Financial results were also affected by reduced consumer demand for lawn and garden equipment in the U.S. and Europe.

The company’s stock had a negative return of 12% over the past fiscal year but returned 12% annually over the past three years. The median return for companies in the Capital Goods Index over the last three years was 17%. The Capital Goods Index was selected for comparison because it is a broad index, includes manufacturing companies and is used by some investors and advisory firms to assess stock price performance. The returns were calculated by adding stock price appreciation and dividends paid during the relevant period.

Executive Performance and Compensation

Executive Performance

In the past year, Mr. Teske led the company in achieving financial results comparable to last year despite significant headwinds in U.S. and European markets. He continued to reorganize the company’s business segments to align the organization more closely with the strategy, invest in research and development to improve innovation and technology, and build the company’s global business, as evidenced by the acquisition of an end products business in India in November 2011.

Mr. Rodgers, the company’s chief financial officer, led the refinancing of the company’s revolving credit facility on favorable terms, oversaw negotiations for a new dealer floorplan financing agreement, and executed the company’s share repurchase program. Mr. Savage provided support for global growth initiatives, including the acquisition of an end products business in India and the ongoing evaluation of other strategic opportunities.

As leaders of two of the company’s principal businesses, Messrs. Reitman and Wright continued to focus on improving the ability of their businesses to execute in a challenging environment. Mr. Reitman provided leadership to the Standby Generator business in responding to unprecedented demand following the storms that occurred during the fall of 2011, and guided the Service Division in conducting a review of its U.S. operations. Mr. Wright led the Engines Group in introducing new engine models with improved technology, oversaw the successful implementation of reduced emissions for small engines and restructured operations to accommodate a reduction in consumer demand for lawn and garden equipment in the U.S. and Europe.

Executive Compensation

In August 2011, each executive named in the Summary Compensation Table received stock options, restricted and/or deferred stock and performance shares in amounts that the Committee determined to be appropriate in view of the executive’s position and comparator group data for the position held by the executive.

The equity awards were as follows: Mr. Teske was awarded $806,400 in stock options, $604,800 in restricted stock and $604,800 in performance shares; Mr. Rodgers was awarded $182,000 in stock options, $136,500 in restricted stock and $136,500 in performance shares; Mr. Savage was awarded $135,600 in stock options, $101,700 in deferred stock and $101,700 in performance shares; Mr. Reitman was awarded $88,800 in stock options, $66,600 in restricted stock and $66,600 in performance shares; and Mr. Wright was awarded $130,800 in stock options, $98,100 in restricted stock and $98,100 in performance shares. The actual number of stock options awarded was determined based on the Black-Scholes value of an option on a share of the company’s stock, as discussed below. The actual number of restricted and/or deferred stock awarded was determined by dividing the value of the award by the closing price of a share of the company’s stock on the award date. The target number of performance shares awarded was determined by dividing the dollar amount of the participant’s target award by the fair market value of the company’s stock on the award date.

The equity awards to the CEO were slightly higher than in fiscal year 2011. The awards to the chief financial officer were substantially higher than in fiscal year 2011, and the awards to the other named executive officers were substantially less than in fiscal year 2011. These changes occurred because the equity awards made in fiscal year 2012 were based on the executive’s position and comparator group data, and the awards made in fiscal year 2011 and preceding years were based on each executive’s target cash award and actual cash award.

In September 2011, revised annual salaries took effect for the CEO and other executives named in the Summary Compensation Table. The salaries were approved by the Compensation Committee after reviewing market information provided by the Committee’s consultant Meridian Compensation Partners, LLC and recommendations of the CEO (with respect to subordinate executives only). Mr. Teske’s annual salary as CEO was set at $840,000. The salary for Mr. Rodgers was set at $400,000, for Mr. Savage at $423,000, for Mr. Reitman at $346,000, and for Mr. Wright at $347,000. The revised salaries, which reflected increases from prior years ranging from 2% to 7%, were based on maintaining a competitive position with respect to the comparator group as well as recognizing the experience and contribution of each executive.

In August 2012, each executive received a cash award with respect to his performance in fiscal year 2012. The performance factor used to calculate the cash awards for Messrs. Teske and Rodgers was 0.55, which was the company performance factor. Mr. Savage’s performance factor was 0.57, of which 90% was based on the company performance factor and 10% was based on actions taken to promote strategic transactions. Mr. Reitman’s performance factor was 0.99, of which 50% was based on the company performance factor, 25% was based on the EVA of the Service Division and 25% was based on the aggregate gross margin of the Standby Generator business. Mr. Wright’s performance factor was 0.38, representing a mix of the factors for the company (50%) and the Engines Group (50%). These awards were less than their target levels because the financial performance of the company, the Engines Group, and the Service Division declined from 2011.

Mr. Savage and Mr. Reitman were the only executives who had performance targets based on criteria in addition to EVA. For both executives, the non-EVA targets were based on important elements of the company’s business plan for fiscal year 2012 that are considered confidential and competitively sensitive. The targets were set by the Committee at the beginning of the fiscal year with the intent of being challenging but achievable. After the year ended, the Committee reviewed each executive’s performance against the target and awarded Mr. Savage a performance factor of 0.75 and Mr. Reitman a performance factor of 2.00 regarding the non-EVA targets.

Compensation Objectives, Elements and Features

The objectives of the Compensation Committee with respect to executive compensation are to (i) attract and retain key individuals who are important to the continued success of Briggs & Stratton and its operating units, and (ii) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders’ investment.

The elements of compensation that the Committee uses to accomplish these objectives include annual salaries, annual incentive cash awards, long-term incentives comprising premium-priced stock options, restricted stock, deferred stock and performance shares, as well as retirement plans, deferred compensation plans, and employment and change of control agreements.

Incentive awards include annual cash awards and equity awards. Targets for annual cash awards are determined based on an executive’s position and annual salary. Equity awards made in August 2011 were based on the executive’s position and comparator group data and included a mix of stock options, restricted and/or deferred stock and performance shares.

The company’s incentive awards are subject to clawback rights. Cash awards can be recovered if a material misstatement of the company’s SEC annual report occurs within three years after the award due to negligence or misconduct. Gains on stock options can be recovered if they are attributable to an exercise that occurred within 12 months after the restated fiscal year. Unvested restricted and deferred stock awards and performance share awards can be forfeited if they were awarded with respect to the restated fiscal year.

At the 2011 annual meeting, shareholders provided an advisory vote on the compensation paid to the company’s named executive officers and on the frequency with which they believed the company should hold a say-on-pay vote. Of the votes cast, 98% approved the compensation awarded to our named executive officers and 81% supported an annual say-on-pay vote. The Committee believes the say-on-pay results affirmed its approach to executive compensation and accordingly did not make any significant changes to the company’s executive compensation program during fiscal year 2012. With respect to the frequency of a say-on-pay vote, the Board of Directors decided to include an advisory vote on executive compensation in the company’s proxy materials every year until the next required vote on the frequency of a say-on-pay vote, which will occur in 2017.

The company’s compensation plans are designed generally to ensure tax deductibility of the compensation paid under the plans. This includes compliance with Section 162(m) of the Internal Revenue Code, which limits the company’s tax deduction for an executive’s compensation to $1 million unless certain conditions are met. The Committee believes, however, that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses. For fiscal year 2012, the company believes all compensation provided to all executives was tax deductible to the company.

For purposes of qualifying restricted and deferred stock awards as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee established a stock pool with respect to fiscal year 2012. The number of shares in the pool is determined by dividing (i) 10% of the company’s adjusted operating income for fiscal year 2012 by (ii) the fair market value of company stock on the award date determined by the Committee, rounded up or down to the nearest 10 shares. The maximum portion of the stock pool that could be allocated to an executive was 40% for the CEO and 10% for each of the other named executive officers that are subject to Section 162(m). The aggregate restricted and deferred stock awards granted to these individuals may not exceed these amounts to preserve the deductibility of such awards under Section 162(m).

Annual Salary

The Compensation Committee determines executive salaries based on the value of the job and the amount required to attract and retain key executives. The Committee generally targets annual salaries for company officers at the 50th percentile of a comparable group of companies, with individual salaries based on level of responsibility and individual performance. The Committee reviews salaries at the beginning of each fiscal year and sets revised salaries that are usually effective September 1 based on information about comparator group companies.

The Committee conducted a review of total compensation for key executive positions at comparator group companies in August 2010 with the assistance of its compensation consultant Meridian Compensation Partners. Meridian’s study indicated that annual salaries for company executives were close to the 50th percentile for most positions. The companies in the comparator group were drawn from consumer durable, industrial equipment and other manufacturing firms with revenues similar to Briggs &

Stratton.

These segments were used in order to capture a cross-section of companies that generally reflect the industrial and consumer segments that the company competes with for executive talent. The selected companies were American Axle & Manufacturing, Inc., Ametek, Inc., Andersen Corporation, Ball Corporation, BorgWarner Inc., Brunswick Corporation, Cameron International Corporation, Crane Co., Cummins, Inc., Fleetwood Enterprises, Inc., Flowserve Corporation, Graco, Inc., H. B. Fuller Company, Harley-Davidson Motor Company, Inc., Herman Miller, Inc., JBT Corporation, Joy Global, Inc., Kennametal Inc., Kohler Company, Lennox International, Inc., Manitowoc Company, Inc., Mueller Water Products, Oshkosh Corporation, Polaris Industries Inc., Rockwell Collins, The Scotts Miracle-Gro Company, Stanley Black & Decker Inc., Tenneco Automotive Inc., Valmont Industries, Inc. and Woodward Governor Company.

Several companies in the peer group are notably larger than Briggs & Stratton. These firms were included because they are representative of Briggs & Stratton’s industry segment, are located in the same geographic area and compete with it in hiring executive talent. Examples include BorgWarner, Cummins, Harley-Davidson and Stanley Black & Decker. However, because some of the firms in the comparator group are large and compensation is generally correlated to the size of a company, the Committee’s compensation consultant used regression analysis to adjust the market value of each compensation element for these size differences and also removed from the data used for each compensation element any company whose data was more than two standard deviations from the mean. These statistical techniques prevented the market data from becoming distorted due to the inclusion of several large companies in the comparator group or distinctive compensation practices at specific companies.

Incentive Compensation

Annual Cash Awards. Target cash awards are intended to be comparable to opportunities customarily provided by other companies to executives having similar responsibilities. The target cash award for Mr. Teske as CEO was 100% of his annual salary for fiscal year 2012. Target cash awards were 60% of annual salary for the other executives named in the Summary Compensation Table. These targets are consistent with the 50th percentile of the comparator group of companies disclosed above.

Actual earned cash awards are calculated by comparing the EVA or other performance metric achieved during the performance period to the target for the period, and then multiplying the resulting performance factor by the target award. Performance goals established under the EVA Plan are based on (i) the company’s or operating division’s performance as measured by the selected financial metric, and (ii) the achievement of performance goals that contribute to the long-term consolidated financial results of the company. EVA is a key measurement in the company’s cash award plan because EVA is correlated with increases in shareholder value over time.

Amendments to the EVA Plan were approved by the Committee and took effect at the start of fiscal year 2012 that simplify how EVA is calculated and link employees’ operating decisions more closely to EVA results. The amendments include (i) eliminating goodwill and cash in excess of $30 million from the definition of capital, (ii) setting the cost of capital at 10%, subject to adjustment up or down if the actual cost changes by 1% or more between years, (iii) replacing cash taxes with taxes using the company’s annual effective tax rate and conforming the plan document to the long-standing practice of excluding stock-based compensation expense from the calculation of net operating profit after taxes, (iv) allowing the Committee to set target cash awards based on a variety of factors including a participant’s position, performance and experience rather than just his or her title, and (v) expanding the list of extraordinary exclusions and adjustments that can be made under the plan to include restructuring charges and related amortization periods.

The Committee approved excluding from the calculation of EVA for fiscal year 2012 charges incurred as part of the restructuring of the company’s operations, including those related to an expense reduction program and facilities rationalization program. The action was taken because the charges were nonbudgeted items that would have distorted the measurement of annual performance. The pre-tax amount of the exclusion was $49.9 million. If the Committee had not made the exclusion, the company performance factor under the EVA Plan would have been negative 0.99 rather than 0.55, and none of the named executive officers would have received a cash award.

Long-Term Equity Awards. The value of each executive’s target equity award is intended to be close to the mid-point of awards for comparable positions, based on the same comparator group studies that the Committee uses to determine annual salaries. The target value for the CEO is determined by the Committee based on data provided by Meridian Compensation Partners and other factors such as the CEO’s experience and performance. The target values for the other officers named in the Summary Compensation Table are determined by the Committee based on recommendations made by the CEO and Meridian.

For equity awards made in August 2011, 40% of the value of each award was premium-priced stock options, 30% was restricted or deferred stock, and 30% was performance shares. The Committee believes this mix of equity encourages performance and alignment with shareholders. Awards are based on both absolute stock price growth and total shareholder return relative to the comparator group.

Stock options encourage a high performance focus and alignment with shareholders since value is only realized if the stock price increases. Stock options may include incentive stock options, which are defined under and subject to Section 422 of the Internal Revenue Code, and non-qualified stock options. The number of stock options awarded is determined by dividing the dollar amount of each executive’s target award by the Black-Scholes value of an option on a share of the company’s common stock based on its fair market value on the grant date.

Stock options are premium-priced with an exercise price set 10% above the fair market value of the company’s stock on the date the stock option is granted. Stock options become exercisable three years after the date of grant and expire five years after the grant date, or sooner upon the optionee’s termination of employment for cause, one year following termination of employment due to death, three years following termination due to retirement or disability, or three months after termination of employment for any other reason. Incentive stock options retain their status only if exercised within three months following termination of employment. More information concerning the terms of stock options are contained in the Cash and Stock Awards section of the compensation tables.

Restricted or deferred stock is meant to strengthen the alignment of executives with shareholders, motivate the creation of shareholder value and preserve the value of the company. Restricted and deferred stock awards are valued at the fair market value of the company’s common stock on the grant date and vest five years after the date of grant, except that the vesting date may be accelerated in the case of death or disability or a change in control. The stock does not vest automatically on retirement.

Performance shares reward executives for superior performance relative to a comparator group. The target number of performance shares awarded is determined by dividing (i) the dollar amount of the participant’s target performance share award by (ii) the fair market value of company stock on the date of grant. A different method of valuation—Monte Carlo simulation—is required to be used when valuing performance share awards in the Summary Compensation Table and the company’s financial statements. The final earned award will be determined by how well the company’s stock performs relative to a peer group of public companies over a three year performance period. The final earned award will equal the target if the company’s stock price after three years is at the 50th percentile of comparator group companies. The final earned award will be twice the target if the company’s stock price is at or above the 80th percentile of comparator group companies, 40% of the target if the stock price is at the 40th percentile of such group, and zero if the company’s stock is below the 40th percentile after three years.

Companies were selected for the performance share comparator group by the Committee with assistance from Meridian Compensation Partners based on several considerations. These included a requirement that each company be a public company and that it be affected by many of the same external factors and operate under broadly similar economic and business circumstances as our company. The comparator group companies for performance shares are Actuant Corp., Clarcor Inc., Crane Co., Donaldson Co. Inc., Dover Corp., Enpro Industries Inc., Flowserve Corp., Gardner Denver Inc., Generac Holdings Inc., Idex Corp., Kennametal Inc., Lincoln Electric Holdings Inc., Makita Corp., Mueller Industries, Mueller Waste Products Inc., Nordson Corp., Pall Corp., Pentair Corp., Polaris Industries, Inc., Snap-On Inc., PSC Corp., Stanley Black & Decker Inc., Timken Co., Toro Co., Valmont Industries Inc., Watts Water Technologies Inc. and Whirlpool Corp.

Over the past three fiscal years, the company awarded 1,980,600 stock options and 1,023,043 shares of restricted or deferred stock to employees and directors. Performance shares are not considered because there were no awards earned during this three-year period. During this same period, the weighted average number of shares outstanding has ranged from 48,965,156 shares to 49,677,000 shares, causing the rate at which the company makes equity awards—its burn rate—to average 2.0% annually during the period. This is a reduction from the three-year average rate of 2.2% calculated last year.

Pensions and Other Benefits

Executives participate in a defined benefit retirement plan, supplemental executive retirement plan, tax qualified 401(k) plan, supplemental defined contribution plan, and executive life insurance program. The supplemental plans and life insurance program provide enhanced benefits that are considered necessary to retain executives and maintain aggregate compensation at competitive levels. The principal terms of these plans and program are described below.

Retirement Plans. The company maintains a defined benefit retirement plan covering officers and other employees, except for new employees and employees of subsidiary companies. Under the plan, non-bargaining unit employees located in Wisconsin and other regional plant locations receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest five years of compensation in the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service. Compensation taken into account in determining a pension includes salaries and cash awards. The amount of a pension is offset by 50% of Social Security payments. The Social Security offset is prorated if years of credited service are less than 30.

Company officers also participate in an unfunded plan that supplements benefits under the retirement plan. The supplemental plan provides officers with an additional 0.5% of compensation per year of credited service over that presently payable under the retirement plan. In no event will a pension paid under the above-described plans exceed 70% of the employee’s average monthly compensation as calculated in determining pension benefits. A trust has been established for deposit of the aggregate present value of the benefits provided to officers under the supplemental retirement plan upon a change in control of the company.

Supplemental Defined Contribution Plan. Officers and key employees are eligible to participate in a nonqualified defined contribution plan that supplements the company’s 401(k) plan and retirement plans. A participant may defer up to 75% of his or her salary and cash award. The employer matching contribution for such deferrals is 100% of the participant’s first 1% of contributions and 50% of the participant’s next 5% of contributions.

The plan provides for automatic company contributions on behalf of newly-elected officers who are not eligible to participate in the retirement plans. These company contributions are (i) an annual contribution of 2% of the participant’s salary and cash award and (ii) an annual contribution that increases over 20 years from 3% of the participant’s salary and cash award to 8% of the participant’s salary and cash award. The Board of Directors may also authorize a discretionary lump sum company contribution to the account of a participant.

Through fiscal year 2011, deferrals and company contributions were credited to book entry accounts. Daily interest accrued on the account balances at an interest rate equal to 80% of the then-current US Bank prime lending rate. Beginning with fiscal year 2012, the same investment elections became available with respect to account balances in the supplemental defined contribution plan as are available in the company’s 401(k) plan. Distributions are made in a single lump sum or 10 annual installments beginning on the later of a participant’s retirement or age 62.

A trust has been established to fund the company’s liabilities to participants in the supplemental defined contribution plan. The assets of this trust as well as the separate trust for the supplemental retirement plan are subject to claims of the creditors of the company.

Executive Life Insurance Program. The company provides a death benefit to its officers. The amount of the benefit during employment is 2x annual salary, and the amount after retirement is $400,000. This coverage is consistent with the level of coverage by other companies that offer this benefit. The annual cost to the company for providing the benefit to the executives named in the Summary Compensation Table is approximately $70,000. The company will recover this cost from the cash value of the policy on a covered executive when he retires or dies. The benefit will not be provided to future executives, and the amount of the benefit for current executives will not be increased.

Other Benefits. Each officer of the company may be reimbursed up to $5,000 annually for expenses incurred for personal financial consulting, estate planning and tax preparation.

Agreements with Executives

Employment Agreements. Each officer has a two-year employment agreement with the company. The agreement automatically extends for an additional year each January 1 unless either party gives a 30-day notice that the agreement will not be renewed.

Under the agreement, the officer agrees to perform the duties that may be assigned by the company from time to time. The officer also agrees for a period of two years following termination of employment for any reason to keep company information confidential, not to compete with the company and not to solicit the company’s employees for employment. The company agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees in comparable positions. In the event of a termination other than for cause, the officer’s salary and fringe benefits (but not cash awards or long-term incentive compensation) are continued for the remaining term of the agreement.

Change of Control Agreements. Each officer has a change of control agreement with the company. The agreement becomes effective upon a defined change of control of Briggs & Stratton, or if the officer’s employment is terminated upon or in anticipation of such a change of control, and automatically supersedes any existing employment agreement. A change of control is defined to mean the acquisition of 20 percent or more of the company’s voting securities by any person in certain circumstances, replacement of a majority of the directors of the company in certain circumstances, shareholder approval and consummation of certain mergers, or a liquidation or sale of the company’s assets.

The change of control agreement ensures the continuation of each officer’s employment following a change of control on a basis equivalent to the officer’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control. If during the employment term (three years from the change of control) the officer is terminated other than for cause or if the officer voluntarily terminates his or her employment for good reason or during a 30-day window period one year after a change of control, the officer is entitled to specified severance benefits. These benefits consist of:

(1)	a lump sum equal to the officer’s accrued salary and cash award for the current year, plus three times the officer’s current annual salary and highest annual cash award (which is the greater of the most recent annual cash award received by the officer and the average of the top three cash awards received by the officer over the past five years),

(2)	the present value of a three-year enhancement of service under the Retirement Plan and Supplemental Executive Retirement Plan,

(3)	continuation of benefits for three years after termination of employment under the company’s welfare benefit plans, including without limitation medical, prescription, dental, disability, salary continuance, employee life, group health, accidental death and travel insurance,

(4)	outplacement services selected by the officer,

(5)	any benefits the officer is eligible to receive under any other plan, program, policy, practice or contract of the company,

(6)	a “gross-up” payment that will reimburse the officer for any amounts paid under federal excise taxes, and

(7)	immediate vesting of all outstanding stock options, restricted stock and deferred stock pursuant to the company’s Incentive Compensation Plan upon a change in control.

Change of control agreements executed after October 14, 2009 are different from these agreements in three respects. The agreements no longer have a provision that permits an officer to receive severance benefits if he or she voluntarily terminates employment during a 30-day window period one year after a change of control. The agreements require that an executive who intends to terminate his or her employment for good reason must provide the company with a written explanation and allow the company 30 days to address the situation. In addition, the agreements provide that the company will reduce the lump sum payment that would be made to an officer to a level that does not invoke the federal excise tax imposed by Section 4999 of the Internal Revenue Code. Change of control agreements with the officers named in the Summary Compensation Table were executed prior to October 2009.

Stock Ownership Guidelines

The CEO is required to hold 5x his annual salary in company stock, and senior vice presidents are required to hold 3x their annual salary in company stock. A copy of the stock ownership guidelines is available in the Investor Relations section of the company’s website. All executives named in the Summary Compensation Table comply with the guidelines.

Compensation-Related Risk

The company’s internal audit staff conducted an annual assessment of the company’s compensation plans and practices with respect to risk and reviewed the assessment with the Compensation Committee. The assessment concluded that the company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the company. The reasons for concluding that the company’s compensation plans and practices do not create material risk for the company include (i) use of company-wide performance targets aligned with the company’s operating plans and strategy, (ii) procedures for the review and approval of capital expenditures, (iii) risk mitigation mechanisms such as a combination of short-term and long-term incentives, premium priced stock options, grant dates occurring during open window periods, discretion by the Committee to reduce or eliminate awards up to the date they are made, stock ownership guidelines and clawback provisions, and (iv) administration of awards to officers and key managers by independent directors serving as members of the Committee.

COMPENSATION TABLES

The following table shows salaries, bonuses, incentive awards, changes in the value of retirement benefits, and other compensation relating to fiscal years 2010, 2011 and 2012 for the named executives.

SUMMARY COMPENSATION TABLE

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
T.J. Teske	2012	$833,334	0	$1,307,337	$806,400	$458,334	$1,276,000	$96,389	$4,777,794
Chairman, Pres.	2011	791,670	0	1,223,520	734,438	1,005,421	693,000	130,791	4,578,840
& CEO	2010	615,748	0	676,517	472,372	1,219,147	368,000	87,225	3,439,009

D.J. Rodgers	2012	395,833	0	295,110	182,000	130,625	125,000	27,802	1,156,370
Sr. Vice Pres.	2011	370,833	0	194,975	139,960	282,575	51,000	39,798	1,079,141
& CFO[1]

T.R. Savage	2012	421,500	0	219,759	135,600	144,153	553,000	50,907	1,531,242
Sr. Vice Pres. -	2011	412,616	0	445,064	328,600	314,413	461,000	74,155	2,035,848
Corporate	2010	385,411	0	386,428	270,383	445,150	404,000	67,826	1,959,198
Development

W.H. Reitman	2012	344,833	0	143,937	88,800	204,314	603,000	33,517	1,418,700
Sr. Vice Pres. -	2011	337,834	0	364,291	270,279	257,430	391,000	54,862	1,675,696
Business Develop.	2010	315,404	0	317,000	222,117	364,291	363,000	41,780	1,623,592
& Customer Support

J.C. Wright	2012	345,832	0	212,053	130,800	78,850	576,000	34,952	1,378,487
Sr. Vice Pres. &	2011	337,996	0	332,488	264,672	302,168	320,000	56,276	1,613,600
Pres. Engines Gr.	2010	311,596	0	342,116	218,061	332,411	322,000	46,043	1,572,227

Column (e): Stock awards made in each year include restricted and deferred stock. Stock awards made in fiscal year 2012 also include performance shares. Restricted and deferred stock is valued at the grant date value of the award. Performance shares are valued based on the probable outcome of the performance conditions using the Monte Carlo simulation methodology as more fully discussed on page             of the company’s Form 10-K. The value of the performance share awards at the grant date assuming the highest level of performance is achieved would be $1,405,073 for Mr. Teske, $317,219 for Mr. Rodgers, $236,118 for Mr. Savage, $154,674 for Mr. Reitman and $227,905 for Mr. Wright.

Column (f): The reported amounts are the grant date values of the awards. The assumptions used in valuing 2012 stock options are stated on page 29 of this proxy statement. Assumptions used in valuing 2011 and 2010 stock options are stated on
page             of the company’s Form 10-K.

Column (h): The reported amounts include changes in the present value of pension benefits for the relevant fiscal year. Earnings on account balances in the company’s supplemental defined contribution plan are not included because the applicable interest rate is not above-market or preferential.

Column (i): Amounts include professional fees for financial advice, company matching contributions to 401(k) and nonqualified deferred compensation plans, premiums paid by the company for life insurance, and private use of the company plane by the CEO. Of these items, those exceeding $10,000 for fiscal year 2012 include company matching contributions of $50,667 for Mr. Teske, $13,669 for Mr. Rodgers, $14,175 for Mr. Savage, $12,477 for Mr. Reitman and $14,018 for Mr. Wright; life insurance premiums paid by the company totaling $22,162 for Mr. Teske, $26,800 for Mr. Savage, $12,350 for Mr. Reitman, and $11,700 for Mr. Wright; and $14,810 for use of the company plane by Mr. Teske. Dividends on restricted and deferred stock were included in 2010 and 2011, but not in 2012.

[1]	No data appears for Mr. Rodgers for fiscal year 2010 because he was not a named executive officer during this period.

All of the compensation paid to the named executives was calculated and paid pursuant to the company’s compensation and benefit plans rather than the company’s standard change of control agreement.

Cash and Stock Awards

The following tables show cash and stock awards made to the named executives for fiscal year 2012, their outstanding equity awards at the end of fiscal year 2012, and the gains attributable to stock options they exercised during fiscal year 2012. Executives were granted awards after the end of the fiscal year for which they were selected to participate in the EVA Plan. The company’s fiscal year 2012 financial statements include expenses associated with stock awards granted in August 2011 and cash awards paid in August 2012.

Cash Award Calculations. The accrued bonus for a participant is calculated at the end of a fiscal year by multiplying the executive’s target bonus by performance factors. Thirty percent of the accrued bonus is the target bonus multiplied by the company performance factor. Seventy percent is the target bonus multiplied by an individual performance factor (with no more than 15% of the accrued bonus attributable to non-quantifiable individual performance factors).

The company performance factor is measured by comparing the company’s actual EVA for a fiscal year to the target EVA for the same year. For fiscal years 2011 and 2012, target EVA was determined by the Compensation Committee based on the company’s annual operating plan in order to align short-term financial incentives with execution of the plan. For fiscal year 2010, target EVA was the average of the target EVA for the prior year and actual EVA for the prior year.

The individual performance factor for each participant is the weighted average of one or more quantifiable or non-quantifiable factors called supporting performance factors. The individual performance factor can be based on the company performance factor, or it can be based on division performance or other performance goals. Supporting performance factors are measured by an achievement percentage continuum that generally ranges from 0% to 200% of the individual goal to be achieved and is enumerated from 0 to 2.0 based on this range. If approved by the Compensation Committee, supporting performance factors do not have a ceiling if they are the same as the company performance factor or if they are based on the EVA of a division of the company.

Once an accrued bonus is calculated and approved by the Compensation Committee, it is paid to the participant in August. There are two caps on the accrued bonus of each participant. One cap, stated in the EVA Plan, is 2x the participant’s target cash award. A second cap, stated in the Incentive Compensation Plan, is $3 million. For fiscal year 2010 and prior years, accrued bonuses were subject to Bonus Bank withholding when they exceeded target awards. Details concerning these provisions are located on page 22 of the 2010 proxy statement.

Stock Option Calculations. The grant date fair values of stock options were determined using the Black-Scholes model. The exercise price was 110% of the fair market value of the company’s common stock on the grant date, with the market price calculated at the reported closing sales price on the New York Stock Exchange on such dates. The assumptions made in the valuation of options granted in August 2011 include an exercise price of $16.203 per share, a fair market value of the stock on the grant date of $14.73, an option term of five years, an interest rate of 0.99%, a daily stock price volatility of 43.23%, and cumulative annual dividends of $0.44 per share based on the company’s most recent quarterly dividend of $0.11 per share. The options have a two-year exercise period that begins on the third anniversary of their grant date and expires on August 31 five years after their grant date.

Restricted/Deferred Stock Calculations. The number of shares for each award was calculated by dividing the value of the award by the fair market value of the company’s common stock on the grant date of the award. Restricted and deferred stock vests five years after their grant date. The vesting date is not accelerated by early or regular retirement, except in extraordinary circumstances approved by the Compensation Committee. If an executive resigns his or her employment prior to the vesting date, the restricted or deferred stock is forfeited unless forfeiture is waived by the Committee. Cash dividends are paid on restricted stock during the vesting period. Holders of deferred stock awards are credited with additional shares of deferred stock in lieu of cash dividends.

Performance Share Calculations. Performance shares vest three years after their grant date. The vesting date is not accelerated by early or regular retirement, except in extraordinary circumstances approved by the Compensation Committee. Dividends declared during the performance period are credited to the participant as additional performance shares subject to the same conditions as the initial award.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

	Grant	Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock & Option
Name (a)	Date (b)	Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	or Units (#) (j)	Options (#) (k)	($/Share) (l)	Awards ($) (m)
T.J. Teske
Cash Award	8/23/12	8/7/12	0	833,334	1,666,668
Stock Option	8/16/11	8/9/11								203,640	16.203	806,400
Stock Award	8/16/11	8/9/11							41,060			604,800
Performance Shares	8/16/11	8/9/11				16,424	41,060	82,120				702,537

D.J. Rodgers
Cash Award	8/23/12	8/7/12	0	237,500	475,000
Stock Option	8/16/11	8/9/11								45,960	16.203	182,000
Stock Award	8/16/11	8/9/11							9,270			136,500
Performance Shares	8/16/11	8/9/11				3,708	9,270	18,540				158,610

T.R. Savage
Cash Award	8/23/12	8/7/12	0	252,900	505,800
Stock Option	8/16/11	8/9/11								34,240	16.203	135,600
Stock Award	8/16/11	8/9/11							6,900			101,700
Performance Shares	8/16/11	8/9/11				2,760	6,900	13,800				118,059

W.H. Reitman
Cash Award	8/23/12	8/7/12	0	206,900	413,800
Stock Option	8/16/11	8/9/11								22,420	16.203	88,800
Stock Award	8/16/11	8/9/11							4,520			66,600
Performance Shares	8/16/11	8/9/11				1,808	4,520	9,040				77,337

J.C. Wright
Cash Award	8/23/12	8/7/12	0	207,500	415,000
Stock Option	8/16/11	8/9/11								33,030	16.203	130,800
Stock Award	8/16/11	8/9/11							6,660			98,100
Performance Shares	8/16/11	8/9/11				2,664	6,660	13,320				113,953

Column (b): The Grant Date is the day when a cash award was paid to an executive, or stock options, stock awards or performance share awards were issued to an executive.

Column (c): The Approval Date is the day when the Compensation Committee approved an award.

Columns (d) thru (f): The Threshold is the cash award the executive would have received if the performance factor had been 0. The Target is the cash award the executive would have received if the performance factor had been 1. The Maximum is the cash award the executive would have received if the performance factor had been 2 or more.

Columns (g) thru (i): The Threshold is the number of performance shares the executive will receive if the company’s share price is at the 40th percentile of peer group companies at the end of the performance period. The Target is the number of performance shares the executive will receive if the company’s share price is at the 50th percentile, and the Maximum is the number of performance shares the executive will receive if the company’s share price is at or above the 80th percentile.

Column (j): All stock awards were made in restricted stock, except that Mr. Savage’s award was made in deferred stock.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

	Option Awards				Stock Awards
Name (a)	No. of Securities Underlying Unexercised Options Exercisable (#) (b)	No. of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($/Share) (d)	Option Expiration Date (e)	No. of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (g)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(h)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)
T.J. Teske	22,780		$30.440	8/15/13	14,620		$255,704	16,424	114,902
	55,600		36.680	8/13/14	37,710		659,548
	70,680		30.811	8/31/12	67,710		1,184,248
	91,390		14.828	8/31/13	41,060		718,139
		93,170	19.734	8/31/14	41,060	*	718,139
		140,160	19.877	8/31/15
		203,640	16.203	8/31/16

D.J. Rodgers	22,110		14.828	8/31/13	3,000		52,470	3,708	6,485
		22,110	19.734	8/31/14	3,540		61,915
		26,710	19.877	8/31/15	9,260		161,957
		45,960	16.203	8/31/16	10,790		188,717
					9,270		162,132
					9,270	*	162,132

T.R. Savage	46,420		30.440	8/15/13	8,530		149,190	2,760	19,309
	83,700		36.680	8/13/14	21,540		376,735
	41,240		30.811	8/31/12	24,630		430,779
	53,330		14.828	8/31/13	6,900		120,681
		53,330	19.734	8/31/14	6,900	*	120,681
		62,710	19.877	8/31/15
		34,240	16.203	8/31/16

W.H. Reitman	31,960		30.440	8/15/13	7,100		124,179	1,808	12,649
	38,040		36.680	8/13/14	17,670		309,048
	34,750		30.811	8/31/12	20,160		352,598
	44,400		14.828	8/31/13	4,520		79,055
		43,810	19.734	8/31/14	4,520	*	79,055
		51,580	19.877	8/31/15
		22,420	16.203	8/31/16

J.C. Wright	30,560		30.440	8/15/13	4,700		82,203	2,664	18,637
	28,840		36.680	8/13/14	6,810		119,107
	32,010		30.811	8/31/12	19,070		333,534
	42,570		14.828	8/31/13	18,400		321,816
		43,010	19.734	8/31/14	6,660		116,483
		50,510	19.877	8/31/15	6,660	*	116,483
		33,030	16.203	8/31/16

Column (b): Options that expire in 2013 vested on August 15, 2006; options that expire in 2014 vested on August 13, 2007; and options that expire in 2012 vested on August 14, 2010.

Column (c): Options that expire in 2014 vested on August 18, 2012; options that expire in 2015 will vest on August 17, 2013; and options that expire in 2016 will vest on August 16, 2014.

Column (f): The unvested restricted award for 3,000 shares for Mr. Rodgers was granted on August 14, 2007 and vested on August 14, 2012. All other restricted and deferred stock awards to named executives were granted, in descending order as shown in the table, on August 19, 2008, August 18, 2009, August 17, 2010 and August 16, 2011 and will vest on August 19, 2013, August 18, 2014, August 17, 2015 and August 16, 2014 respectively.

Column (g): Based on the $17.49 per share closing price of a share of the company’s common stock as of the last business day of fiscal year 2012.

Column (h) and (i): The amounts in these columns are related to the performance share awards under the Incentive Compensation Plan. Vesting of performance share awards will depend on performance of the company’s stock price relative to a comparator group of companies over a three-year performance period ending June 30, 2014. The performance of the stock price through fiscal year 2012 is below the threshold level. The amount listed above is based on the threshold value of each award (40% of the target award) multiplied by the $17.49 per share closing price of a share of the company’s common stock as of the last business day of fiscal year 2012.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012

	Option Awards		Stock Awards
Name (a)	No. of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	No. of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
T.J. Teske	0	0	0	0
D.J. Rodgers	0	0	0	0
T.R. Savage	0	0	0	0
W.H. Reitman	0	0	0	0
J.C. Wright	0	0	0	0

Pensions and Other Benefits

The company provides officers with pension benefits under a defined benefit retirement plan and a supplemental retirement plan. The present value of these benefits and certain other information for each named executive is shown in the following table.

PENSION BENEFITS FOR FISCAL YEAR 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
T.J. Teske	B&S Retirement Plan		$344,000
	B&S Supplemental Executive Retirement Plan		2,024,000

	Total	16.10	2,368,000	0

D.J. Rodgers	B&S Retirement Plan		83,000
	B&S Supplemental Executive Retirement Plan		115,000

	Total	5.60	198,000	0

T.R. Savage	B&S Retirement Plan		950,000
	B&S Supplemental Executive Retirement Plan		2,165,000

	Total	20.30	3,115,000	0

W.H. Reitman	B&S Retirement Plan		660,000
	B&S Supplemental Executive Retirement Plan		1,132,000

	Total	19.39	1,792,000	0

J.C. Wright	B&S Retirement Plan		477,000
	B&S Supplemental Executive Retirement Plan		995,000

	Total	17.61	1,472,000	0

The amounts in the preceding table show the present value of accumulated benefits as of July 1, 2012. The amounts were calculated using RP2000 male mortality rates and a discount rate of 5.35%. Material assumptions used in determining values include that the beneficiaries receive life only annuities at the earliest age at which unreduced benefits are payable (age 62 or 30 years of service), and that no beneficiary dies prior to retirement. For more detailed information about this calculation see the Pensions and Other Benefits section of the Compensation Discussion and Analysis.

Messrs. Savage and Reitman are eligible for early retirement under the company’s Retirement Plan and Supplemental Executive Retirement Plan. Early retirement is available to employees who reach age 55 with 10 or more years of service with the company, or who have 30 years of service with the company. If an employee retires between the age of 55 and 62, there is a 4% reduction per year in his or her retirement benefit until age 62. If an employee retires before age 55 with 30 years of service, there is no reduction in the retirement benefit, and such retiree is eligible to continue medical coverage for up to 10 years but not beyond age 65 as long as the retiree pays the same premiums as active employees.

* * * * *

The following table shows contributions and earnings during fiscal year 2012 and fiscal year-end balances in the company’s nonqualified deferred compensation plan for each named executive. An executive may defer under the plan up to 75% of his or her salary and bonus, reduced by any deferrals under the company’s 401(k) plan. Company contributions to a participant’s account are described in the Pensions and Other Benefits section of the Compensation Discussion and Analysis. Distributions are made in a single lump sum or 10 annual installments beginning on the later of a participant’s retirement or age 62.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2012

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
T.J. Teske
D.J. Rodgers
T.R. Savage
W.H. Reitman
J.C. Wright

AGREEMENTS WITH EXECUTIVES

The company has entered into employment agreements and change of control agreements with each of the executives named in the Summary Compensation Table. The principal terms of these agreements are described in the Compensation Discussion and Analysis section of this proxy statement.

Assuming the executives named in the Summary Compensation Table were terminated other than for cause on June 29, 2012 (the last business day of fiscal year 2012), each executive would have been entitled under his employment agreement to continue to receive a base salary through December 31, 2013 and the same medical plan coverage that would have been available to other salaried employees. The aggregate amount of the salary continuation payments that would have been made to each executive are: Mr. Teske $1,260,000, Mr. Rodgers $600,000, Mr. Savage $634,500, Mr. Reitman $519,000 and Mr. Wright $520,500. The value of continued medical plan coverage for each executive would be $15,977 per year.

The employment agreements terminate upon an executive’s death or disability. In the event of an officer’s disability, the officer will continue to receive compensation for six months following termination, reduced by any disability payments which the officer is entitled to receive. The payments that would have been made to each executive, assuming a termination for disability on June 29, 2012, are as follows: Mr. Teske $420,000, Mr. Rodgers $200,000, Mr. Savage $211,500, Mr. Reitman $173,000 and Mr. Wright $173,500.

The executives are not entitled to a death benefit under their employment agreements, but the company’s executive life insurance program provides life insurance equal to two times the executive’s annual base salary if the executive dies while employed by the company and $400,000 when the executive dies after retirement. The death benefits that would have been paid with respect to each executive, assuming the executive died on June 29, 2012, are as follows: Mr. Teske $1,650,000, Mr. Rodgers $800,000, Mr. Savage $846,000, Mr. Reitman $692,000 and Mr. Wright $694,000.

An executive’s termination of employment due to death or disability results in the immediate vesting of all stock options, restricted stock and deferred stock. For performance shares, the award will be paid on a pro rata basis. Restricted stock and deferred stock are not forfeited in the event of an executive’s retirement, but continue to vest in accordance with the terms of the grants to which they relate. An executive who retires may request that the Compensation Committee vest the executive’s options upon retirement, and such a request is normally granted. In addition, the Committee may allow performance shares to be forfeited on retirement or may authorize payment to the executive at the end of the performance period of all or a portion of the award. The value of the unvested stock options, restricted stock, deferred stock and performance shares for each executive as of June 29, 2012 was Mr. Teske $3,299,579, Mr. Rodgers $744,690, Mr. Savage $554,791, Mr. Reitman $363,271 and Mr. Wright $535,185, based upon the same assumptions used to calculate change in control payments.

If the change of control agreements had become effective on June 29, 2012, the officers named in the Summary Compensation Table would have been entitled to receive the following amounts:

CHANGE IN CONTROL PAYMENTS

Name	Severance Payment	Pension Enhancements	Outplacement Services	Tax Gross-Up	Early Stock Vesting	Other Benefits	Total
T.J. Teske	$5,195,385	$537,000	$12,000	$4,088,444	$3,285,814	$427,668	$13,546,311
D.J. Rodgers	1,791,250	136,000	12,000	1,209,776	732,865	146,337	4,028,228
T.R. Savage	2,288,456	492,000	12,000	1,794,083	1,204,896	211,902	6,003,337
W.H. Reitman	1,874,332	314,000	12,000	1,380,211	916,414	163,482	4,660,439
J.C. Wright	1,977,747	291,000	12,000	1,484,265	1,049,059	166,158	4,980,229

The Pension Enhancements values in the preceding table show the increase in the present value of each named executive’s accumulated retirement benefit under the company’s non-qualified retirement plan if a defined change of control had occurred on June 29, 2012. The valuation assumes a three-year addition to each executive’s credited years of service, survival of each executive until he reaches the earlier of age 62 or 30 years of service, and payment of a life-only annuity. The valuation is based on male mortality tables for 2000 and a discount rate of 5.30%.

In the Early Stock Vesting column the value of accelerating the exercise date of stock options was determined for options that were not exercisable on June 29, 2012 but were in the money on that date. The number of such options was multiplied by the difference between the market price of the stock on June 29, 2012 and the exercise price of the options. The value of accelerating the vesting date of restricted and deferred stock was calculated by multiplying the number of such shares that were subject to restrictions on June 29, 2012 by the fair market value of the company’s common stock on that date. For performance shares, the value of the award is calculated as if the performance period ended on the day prior to June 29, 2012, and the award was paid on a pro rata basis.

The amounts in the Other Benefits column consist of the following for each of the executives named in the Summary Compensation Table:

Name	Deferred Compensation	Life Insurance	Financial Planning	Medical Insurance	Company Plane (a)	Total
T.J. Teske	$178,251	$66,486	$15,000	$47,931	$120,000	$427,668
D.J. Rodgers	64,506	18,900	15,000	47,931	0	146,337
T.R. Savage	68,571	80,400	15,000	47,931	0	211,902
W.R. Reitman	63,501	37,050	15,000	47,931	0	163,482
J.C. Wright	68,127	35,100	15,000	47,931	0	166,158

(a)	The Compensation Committee has authorized Mr. Teske as CEO to use the company plane for private use up to 20 hours per calendar year. The purpose of the authorization is to permit Mr. Teske to spend time on company-related business that he would otherwise spend in transit for personal business or vacation. The amount listed in the table represents the estimated incremental cost to the company for three years of benefits under this policy. The estimated cost was derived by multiplying 20 hours/year of plane use by $2,000/hour to cover the cost of fuel, oil and maintenance.

IV. OTHER MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three nonemployee directors. The Committee acts under a written charter adopted by the Board of Directors, which is available on the company’s website. The Board has determined that each member of the Committee is independent under the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, and is an audit committee financial expert under SEC rules.

Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. Briggs & Stratton’s independent auditors are responsible for expressing an opinion on the conformity of the company’s audited financial statements to accounting principles generally accepted in the U.S., and expressing an opinion as to whether the company has maintained effective internal control over financial reporting and whether those controls are effective. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PWC”), the company’s independent auditors. The Audit Committee has discussed with PWC the matters related to the conduct of the audit required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.” The Audit Committee also discussed with PWC the quality and adequacy of the company’s internal controls, especially those related to financial reporting. In addition, the Audit Committee received from PWC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

The Audit Committee has discussed with the company’s internal audit director his evaluation of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2012 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Robert J. O’Toole, Chairman
Patricia L. Kampling
Brian C. Walker

INDEPENDENT AUDITORS’ FEES

Briggs & Stratton retained PricewaterhouseCoopers LLP to provide audit services for fiscal year 2012 and 2011. The firm billed the following fees for the respective periods:

	2012	2011
Audit Fees	$1,108,000	$1,017,000
Audit-Related Fees	—	83,000
Tax Fees	103,000	137,000
All Other Fees	—	—

Total Fees	$1,211,000	$1,237,000

The 2011 Audit-Related Fees primarily relate to a review of accounting research performed by the company and the refinancing of the company’s senior notes.

The Tax Fees for 2012 and 2011 include fees for tax compliance reviews and the preparation of tax returns. The Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents the names of persons known to Briggs & Stratton to be the beneficial owners of more than 5% of the outstanding shares of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	6,330,302	(a)	12.64%
40 East 52nd Street
New York, NY 10022

Dimensional Fund Advisors LP	3,143,045	(b)	6.28%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Levin Capital Strategies, L.P.	3,973,446	(c)	7.9%
595 Madison Avenue, 17th Floor
New York, NY 10022

The Vanguard Group, Inc.	2,651,699	(d)	5.29%
100 Vanguard Blvd.
Malvern, PA 19355

(a)	BlackRock, Inc. reports that as of December 30, 2011 it had sole voting and dispositive power with respect to 6,330,302 shares.
(b)	Dimensional Fund Advisors LP reports that as of December 31, 2011 it had sole voting power with respect to 3,045,649 shares and dispositive power with respect to 3,143,045 shares.
(c)	Levin Capital Strategies, L.P. reports that as of December 31, 2011 it had sole voting and dispositive power with respect to 127,991 shares, shared voting power with respect to 2,771,910 shares and shared dispositive power with respect to 3,973,446 shares.
(d)	The Vanguard Group, Inc. reports that as of December 31, 2011 it had sole voting power with respect to 77,564 shares and sole dispositive power with respect to 2,574,135 shares and shared dispositive power with respect to 77,564 shares.

Amounts for 5% shareholders are reporting as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 unless more recent information was provided. Beneficial ownership is determined in accordance with SEC Rule 13d-3 for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of shares of common stock of Briggs & Stratton by each director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of August 20, 2012.

			Nature of Beneficial Ownership
	Number		Sole	Shared	Sole
	of Shares	Percent	Voting and	Voting and	Voting
	Beneficially	of	Investment	Investment	Power
Directors and Executive Officers	Owned	Class	Power	Power	Only
William F. Achtmeyer	36,753(a)(b)	*	36,753	0	0
Michael E. Batten	45,679(a)(b)	*	45,679	0	0
James E. Humphrey	5,235	*	5,235	0	0
Patricia L. Kampling	5,235	*	5,235	0	0
Keith R. McLoughlin	24,677(a)(b)	*	24,677	0	0
Robert J. O’Toole	49,932(a)(b)	*	49,932	0	0
William H. Reitman	203,312(a)	*	153,862	0	49,450	(e)
David J. Rodgers	158,223(a)(c)	*	22,363	100,000	35,860	(e)
Thomas R. Savage	305,347(a)(f)	*	240,956	0	15,035	(e)
Charles I. Story	45,829(a)(b)	*	45,829	1,062	0
Todd J. Teske	1,021,684(a)(d)	2.0	260,584	600,000	161,100	(e)
Brian C. Walker	42,726(a)(b)	*	42,726	0	0
Joseph C. Wright	192,858(a)	*	137,218	0	55,640	(e)
All directors and executive officers as a group (19 persons including the above named persons)	1,987,862(a)(b)(c)	4.9
	(d)(e)(f)

*	Less than 1%.
(a)	Includes shares issuable pursuant to stock options exercisable within 60 days for Mr. Achtmeyer 14,000 shares, Mr. Batten 18,000 shares, Mr. McLoughlin 4,000 shares, Mr. O’Toole 18,000 shares, Mr. Reitman 149,150 shares, Mr. Rodgers 22,110, Mr. Savage 224,690 shares, Mr. Story 18,000 shares, Mr. Teske 240,450 shares, Mr. Walker 18,000 shares, Mr. Wright 133,980 shares and all directors and executive officers as a group 1,144,570 shares.
(b)	Includes deferred shares and common share units acquired through deferral of director fees under the Deferred Compensation Plan for the following Directors: Messrs. Achtmeyer 20,277 deferred shares, Batten 22,479 deferred shares, Humphrey 5,235 deferred shares, McLoughlin 20,277 deferred shares, O’Toole 24,332 deferred shares, Story 21,977 deferred shares, Walker 22,326 deferred shares and Ms. Kampling 5,235 deferred shares.
(c)	Includes 100,000 shares in the Briggs & Stratton Retirement Plan. Mr. Rodgers shares beneficial ownership of these shares through joint voting and investment power.
(d)	Includes 600,000 shares in the Briggs & Stratton Corporation Foundation, Inc. Mr. Teske shares beneficial ownership through joint voting and investment power.
(e)	Certain executive officers hold shares of restricted stock (included in the table above) over which the holders have sole voting but no investment power as indicated: Mr. Reitman 49,450 shares, Mr. Rodgers 35,860 shares, Mr. Savage 15,035 shares, Mr. Teske 161,100 shares, Mr. Wright 55,640 shares, and all directors and executive officers as a group 431,095 shares.

(f)	Certain executive officers also hold deferred shares of the company common stock under the company’s Incentive Compensation Plan as indicated: Mr. Savage 49,356 shares and all directors and executive officers as a group 229,605 shares. Deferred shares are intended to reflect the performance of company common stock and are payable in common stock, but these shares have no voting rights and are not included in the number of shares reflected in the “Number of Shares Beneficially Owned” column in the table above. The company lists them in this footnote because they represent an additional economic interest in the officers tied to the performance of company common stock.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 for purposes of this proxy statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Briggs & Stratton directors, certain officers, and persons who beneficially own more than 10% of Briggs & Stratton common stock to file reports of their ownership of Briggs & Stratton common stock and of changes in such ownership with the U.S. Securities and Exchange Commission. Based on the information provided by the reporting persons, all applicable reporting requirements for fiscal year 2012 were accomplished in a timely manner.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives aggregate information under all equity compensation plans of Briggs & Stratton as of July 1, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders	6,249,739(1)	$25.06(2)	3,216,114(3)

Equity compensation plans not approved by security holders	—	n/a	—

Total	6,249,739	$25.06	3,216,114

(1)	Represents options, restricted stock, deferred stock and performance shares granted under the Briggs & Stratton’s Stock Incentive Plan and Incentive Compensation Plan. Of this amount, 1,590,120 were awarded under the Briggs & Stratton Stock Incentive Plan, which terminated effective October 29, 2004. The remaining 4,659,619 awards were granted under the Briggs & Stratton Incentive Compensation Plan, which was approved by shareholders on October 29, 2004 and on October 21, 2009. Performance shares included in this number are the maximum number of shares that could be issued.
(2)	Weighted average exercise price relates only to stock options.
(3)	Represents securities available for future issuance under the Briggs & Stratton Incentive Compensation Plan. The calculation counts one option as a single share, a share of restricted or deferred stock as 2.91 shares, and a target award of a performance share as 2.91 shares in accordance with Section 3 of the Plan.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

Briggs & Stratton is required to file an annual report on Form 10-K with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended July 1, 2012 accompanies this proxy statement. Requests for additional copies should be directed to Toni Phillips, Office of the General Counsel and Corporate Secretary, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.

SHAREHOLDER PROPOSALS

Proposals that shareholders intend to present at the 2013 annual meeting must be received at Briggs & Stratton’s principal executive offices no earlier than June 29, 2013 and no later than July 24, 2013, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of Briggs & Stratton. Shareholder proposals must be received by May 10, 2013 to be considered for inclusion in the proxy material for that meeting under the SEC’s proxy rules.

BY ORDER OF THE BOARD OF DIRECTORS

BRIGGS & STRATTON CORPORATION

Robert F. Heath, Secretary

Wauwatosa, Wisconsin

September 7, 2012

EXHIBIT A

SUMMARY OF RIGHTS AGREEMENT

The statements below are a summary of the Rights Agreement. We refer you to the full text of the Rights Agreement, which was filed as an exhibit to the Company’s Amended Registration Statement on Form 8-A/A filed on August 13, 2012.

Events Causing the Exercisability of the Rights

The right of each shareholder to purchase one common share for each outstanding share of common stock of the company (the “Rights”) will become exercisable upon the occurrence of the “distribution date” which is defined in the Rights Agreement as the earlier to occur of:

•	10 calendar days following public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of the company; or

•

10 business days following the commencement of, or announcement of intention to make, a tender offer or exchange offer the consummation of which would result in a person or group owning 20% or more of the outstanding shares of common stock.

Until the distribution date, the Rights will be transferred with and only with the common stock of the company.

The Company’s Board of Directors May Redeem or Exchange the Rights

The Board may, at its option, at any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding shares of common stock of the company, redeem all (but not less than all) of the then outstanding Rights at a price of $.001 per right (the “redemption price”). The Rights will then terminate immediately, and the only right of holders of Rights will be able to receive the redemption price.

Effect of Certain Ownership of Stock

In the event that a person or group becomes the beneficial owner of 20% or more of the outstanding shares of common stock of the company prior to the expiration or termination or earlier redemption of the Rights, each Right (other than Rights owned by the acquiring person, which will become void) will thereafter constitute the right to receive, upon exercise for the purchase price of $80, subject to adjustment, that number of shares of the company’s common stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the then current purchase price. However, after a person or group becomes the beneficial owner of 20% or more of the outstanding shares of common stock, and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the Board may exchange the Rights (other than Rights owned by the acquiring person, which will become void), under certain circumstances, in whole or in part, at an exchange ratio of one share of common stock per Right.

Until a Right is exercised or exchanged, the holder of the Right, by virtue of being a Right holder, will not be entitled to any rights of a holder of shares of common stock of the company for which the Rights are exercisable, including, without limitation, the right to vote or to receive dividends.

Exercise of Rights for Shares of an Acquiring Company

In the event that, at any time following the acquisition by a person or group of 20% or more of the company’s common stock, (i) the company is acquired in a merger or other business combination transaction or (ii) 50% or more of the company’s consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will then have the right to receive, upon exercise thereof at the then current purchase price, common stock of the acquiring company having a market value at the time of such transaction equal to two times the purchase price of the Right.

Qualified Offer

Not earlier than 60 business days, nor later than 80 business days, after the emergence of a “qualified offer,” as described below (which has not been terminated and which continues to be a “qualified offer”), shareholders representing at least ten percent (10%) of the outstanding shares of common stock of the company (other than shares of common stock held by the offeror) may request that the Board call a special meeting of shareholders to vote on redeeming all of the Rights. The record date for determining the shareholders eligible to request such a meeting will be the 60th business day following commencement of the qualified offer. The Board must then call and hold such a meeting within 90 business days after the Board’s receipt of the shareholders’ request. If, at the special meeting, shareholders representing a majority of the shares of common stock outstanding and entitled to vote as of the record date for the special meeting vote in favor of redeeming the Rights, then the Rights will be redeemed effective immediately prior to the consummation of the qualified offer, if and only if the qualified offer is consummated within 60 days after either the date on which the results of the vote on the redemption resolution at the special meeting are certified as official or, if no special meeting is held by the date that is 90 business days following receipt of the shareholders’ request for the special meeting, at the close of business on that 90th business day.

A qualified offer is an offer that has, to the extent required for the type of offer specified, each of the following characteristics:

•

is a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, in each such case for any and all of the outstanding shares of common stock of the company;

•	is an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934;

•

is an offer whose per-share price is greater than the highest reported market price of the company’s common stock in the preceding 24 months and represents a reasonable premium above the average of the closing prices for the five trading days immediately preceding the commencement date of the offer;

•

is an offer that is accompanied by a written opinion of a nationally recognized investment banking firm that is addressed to the company and the holders of shares of common stock of the company other than the offeror and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions, which written opinion and any such presentation are updated and provided to the company within two business days prior to the date such offer is consummated, and within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration) does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the company shareholders is either unfair or inadequate;

•

is subject only to the minimum tender condition described below and other usual and customary terms and conditions, which conditions shall not include any financing, funding or similar condition or any requirements with respect to the offeror or its agents being permitted to conduct any due diligence with respect to the books, records, management, accountants and other outside advisers of the company;

•

is accompanied by an irrevocable written commitment by the offeror to the company that the offer will remain open for at least 60 business days and, if a special meeting is duly requested by the company’s shareholders with respect to the offer, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting notice, for at least 10 business days following such 90 business day period;

•

is accompanied by an irrevocable written commitment by the offeror to the company that, in addition to the minimum time periods specified above, the offer will be extended for at least 20 business days after any increase in the price offered, and after the commencement of any bona fide alternative offer;

•

is conditioned on a minimum of 90% of the outstanding shares of company common stock (other than shares of common stock held by the offeror) being tendered and not withdrawn as of the offer’s expiration date which condition shall not be waivable;

•

is accompanied by an irrevocable written commitment by the offeror to the company to consummate promptly upon successful completion of the offer a second-step transaction whereby all shares of common stock of the company not tendered into the offer will be acquired at the same amount and form of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

•

is accompanied by an irrevocable written commitment by the offeror to the company that no amendments will be made to the offer to reduce the offer consideration, change the form of consideration offered, reduce the number of shares being sought or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder;

•

is an offer pursuant to which the company has received an irrevocable written commitment of the offeror that the offeror will pay (or share with any other offeror) at least one-half of the company’s costs of a special meeting requested with respect to such offer; and

•

is an offer pursuant to which the company has received an irrevocable written commitment of the offeror that if the offer is not consummated, the offeror will not make any offer for or purchase any equity securities of the company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of at least 85% of the outstanding shares of common stock not owned by the offeror.

Any offers are subject to further conditions for qualification as “qualified offers”, as set forth in the Rights Agreement. These conditions generally require assurance that the offer is fully financed and that the offeror has sufficient committed resources to consummate the offer. Any offers that have acquiror common stock as partial consideration are subject to further conditions for qualification as “qualified offers,” as set forth in the Rights Agreement. These conditions generally require certain safeguards regarding, and access to, information about the acquiror to allow an informed determination as to the value and risks of the stock, including safeguards against developments that adversely affect the value of the stock, that the acquiror’s stock (which may not have subordinated voting rights nor may its ownership be heavily concentrated in one person or group) is listed on a national exchange, that the acquiror meets certain seasoned issuer standards under the Securities Act of 1933, and that no acquiror shareholder approval of the issuance of the consideration to the company’s shareholders is necessary after commencement of the offer.

Adjustments to Exercise Price

The exercise price for each Right and the number of shares of common stock (or other securities or property) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

Amendments to Terms of the Rights

The provisions of the Rights Agreement may be amended by the Board without the approval of any holders of certificates for Rights in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or consistent with any other provisions therein, or to make any other provisions with respect to the Rights which the company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes the beneficial owner of 20% or more of the outstanding shares of common stock of the company, the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of the Rights.

Term

The Rights will expire at the close of business on October 21, 2015, unless earlier exercised or redeemed or exchanged by the company, as described above and in accordance with the terms of the Rights Agreement.

Anti-Takeover Effects

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that the Rights may not be redeemed (as described above) since the company, at the option of the Board in accordance with the Rights Agreement, may, at any time prior to the acquisition by a person of beneficial ownership of 20% or more of the outstanding shares of common stock of the company, redeem all but not less than all the then outstanding Rights at $.001 per Right. In addition, prior to such time, the shareholders may cause the redemption of the Rights in accordance with the Rights Agreement. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Board has the ability to protect shareholders and the company if abusive or otherwise undesirable takeover tactics are initiated against the company or efforts are made to gain control of the company in a manner that is not in the best interests of the company and its shareholders.

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE

COMMON SHARES

On August 6, 1996, the Board of Directors of Briggs & Stratton Corporation (the “Company”) declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company. The dividend was paid on August 19, 1996 (the “Record Date”) to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-half of one Common Share of the Company at a price (the “Purchase Price”) of $80 per full share (equivalent to $40 for each one-half of one Common Share), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”) dated as of August 7, 1996, as amended through August 8, 2012 and as may thereafter be amended. Until the earlier to occur of (i) 10 days following public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an “Acquiring Person”) have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 20% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares; (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 21, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company (including by shareholder action in connection with a “Qualified Offer” as defined in the Agreement), in each case, as described below.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise at the then current Purchase Price that number of Common Shares having a market value of two times the Purchase Price.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Company is not required to issue any fractional Common Shares and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. In addition, if the Company receives a Qualified Offer (as defined in the Agreement), then the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board upon the written notice of the holders of at least 10% of Common Shares then outstanding (other than Common Shares held by the offeror or its Affiliates and Associates) for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Agreement. The written notice must be received by the Company not earlier than 60 nor later than 80 business days following the commencement of a Qualified Offer that has not been terminated prior thereto and that continues to be a Qualified Offer. The special meeting must be held on or prior to the 90th business day following Company’s receipt of such notice. Such an action by the shareholders requires the affirmative vote of a majority of all Common Shares entitled to vote on such issue (excluding Common Shares held by the offeror and its Affiliates or Associates). If either (A) the special meeting is not held on or prior to the 90th business day following receipt of the special meeting notice, or (B) at the special meeting, the requisite holders of Common Shares vote in favor of the redemption resolution, then all of the Rights will be deemed redeemed by such failure to hold the special meeting or as a result of such shareholder action, as the case may be, at the Redemption Price, or the Board of Directors shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer, effective immediately prior to the consummation of the Qualified Offer if, and only if, the Qualified Offer is consummated within 60 days after either (x) the close of business on the 90th business day following receipt of the special meeting notice if a special meeting is not held on or prior to such date or (y) the date on which the results of the vote on the redemption resolution at the special meeting are certified as official, as the case may be. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

“Qualified Offer” means an offer that has each of the following characteristics:

•	a fully financed all-cash tender offer or an exchange offer offering common shares of the offeror, in each such case for any and all of the outstanding Common Shares of the Company;

•	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

•

an offer whose per-share offer price (A) is greater than the highest reported market price for the Common Shares of the Company during the 24-month period immediately preceding the date on which the offer is commenced and (B) represents a reasonable premium above the average of the closing prices for the five trading days immediately preceding the date on which the offer is commenced;

•

an offer that (A) is accompanied by a written opinion of a nationally recognized investment banking firm that is addressed to the Company and the holders of Common Shares of the Company other than such Person and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions, which written opinion and any such presentation are updated and provided to the Company prior to the date such offer is consummated, and (B) within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares is either unfair or inadequate;

•

if the offer includes common shares of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision and recommendation with respect to such offer and, if requested by the Board of Directors of the Company, to permit such investment banking firm to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the holders of the Common Shares of the Company is fair or adequate, and (B) within 10 business days after such investment banking firm shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within 10 business days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares of the Company is either unfair or inadequate and such investment banking firm does not after the expiration of such 10 business day period render an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse affect on the value of the common shares of the offeror;

•

an offer that is subject only to the minimum tender condition described below and other usual and customary terms and conditions, which conditions shall not include any financing, funding or similar condition or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants and other outside advisers of the Company;

•

an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 60 business days and, if a special meeting is duly requested under the redemption provisions, for, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting notice, for at least 10 business days following such 90 business day period;

•

an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the price offered, and after any bona fide alternative offer is commenced;

•

an offer that is conditioned on a minimum of at least 90% of the outstanding Common Shares (other than Common Shares held by the offeror) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

•

an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all Common Shares not tendered into the offer will be acquired at the same amount and form of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

•

an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, change the form of consideration offered, reduce the number of shares being sought, or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder;

•

if the offer includes common shares of the offeror, (A) the offeror is a publicly owned United States corporation, and its common shares are freely tradable and are listed or admitted to trading on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, (B) no shareholder approval of the offeror is required to issue such common shares or, if required, such approval has already been obtained, (C) no Person beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (D) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer;

•

an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offeror will pay (or share with any other offeror) at least one-half of the Company’s costs of a special meeting requested with respect to such offer; and

•

an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, if the offer is not consummated, the offeror will not make any offer for or purchase any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of at least 85% of the outstanding Common Shares not owned by the offeror.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement, as amended through August 8, 2012, has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s amended registration statement on Form 8-A/A filed on August 13, 2012, and is available on the Commission’s website (www.sec.gov). A copy of the Rights Agreement is also available free of charge from the Company upon written request to the Company’s Secretary. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

BRIGGS & STRATTON CORPORATION P.O. BOX 702 MILWAUKEE, WI 53201-0702

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M49075-P29491-Z58630 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BRIGGS & STRATTON CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All	Except
1. Election of Directors	☐	☐	☐
Nominees:
01) James E. Humphrey 02) Robert J. O’Toole 03) Charles I. Story

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2. Ratify PricewaterhouseCoopers LLP as the company’s independent auditors.					☐	☐	☐
3. Advisory vote to approve executive compensation.					☐	☐	☐
4. Ratify the Rights Agreement as amended by the Board of Directors on August 8, 2012.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting. ☐ ☐ Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M49076-P29491-Z58630

BRIGGS & STRATTON CORPORATION

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING

OF SHAREHOLDERS - OCTOBER 17, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of TODD J. TESKE and ROBERT F. HEATH, with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the shareholders’ annual meeting of Briggs & Stratton Corporation and at any adjournments. The meeting will be held in Boston, MA on October 17, 2012 at 9:00 A.M. Eastern Daylight Time. My voting directions are on the reverse side of this proxy. I revoke any proxy previously given.

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named “FOR” proposals 1, 2, 3 and 4 and in their discretion, on any other matters properly brought to a shareholder vote at the meeting.

If the undersigned holds Briggs & Stratton shares in Briggs & Stratton Corporation’s 401(k) Plans or Dividend Reinvestment Plan, this proxy constitutes voting instructions for any shares so held.

(Continued and to be signed on reverse side)